Exhibit 2.1

EXECUTION COPY

CONFIDENTIAL

BUSINESS COMBINATION AGREEMENT

by and among

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.,
as Purchaser,

DOTA HOLDINGS LIMITED,
as Pubco,

DOTA MERGER SUBSIDIARY INC.,
as Merger Sub,

DRAPER OAKWOOD INVESTMENTS, LLC,
in the capacity as the Purchaser Representative,

REEBONZ LIMITED,
as the Company,

and

THE SHAREHOLDERS OF THE COMPANY NAMED HEREIN,

as the Sellers

Dated as of September 4, 2018

i

5.4. Non-Contravention	18
5.5. Capitalization	19
5.6. Ownership of Consideration Shares	19
5.7. Pubco and Merger Sub Activities	19
5.8. Finders and Brokers	19
5.9. Investment Company Act	19

vI. representations and warranties of THE COMPANY	20
6.1. Organization and Standing	20
6.2. Authorization; Binding Agreement	20
6.3. Capitalization	20
6.4. Subsidiaries	22
6.5. Governmental Approvals	22
6.6. Non-Contravention	22
6.7. Financial Statements	23
6.8. Absence of Certain Changes	24
6.9. Compliance with Laws	24
6.10. Company Permits	24
6.11. Litigation	25
6.12. Material Contracts	25
6.13. Intellectual Property	27
6.14. Taxes and Returns	29
6.15. Real Property	30
6.16. Personal Property	31
6.17. Title to and Sufficiency of Assets	31
6.18. Employee Matters	31
6.19. Benefit Plans	32
6.20. Environmental Matters	33
6.21. Transactions with Related Persons	34
6.22. Insurance	35
6.23. Top Suppliers	35
6.24 Certain Business Practices	35
6.25 Investment Company Act	36
6.26. Finders and Brokers	36
6.27. Information Supplied	36
6.28. Disclosure	36

vII. representations and warranties of THE SELLERS	37
7.1. Organization and Standing	37
7.2. Organization and Standing	37
7.3. Ownership	37
7.4. Government Approvals	36
7.5. Non-Contravention	38
7.6. No Litigation	38
7.7. Investment Representations	38
7.8. Finders and Brokers	39

VIII. COVENANTS	39
8.1. Access and Information	39
8.2. Conduct of Business of the Company	40
8.3. Conduct of Business of Purchaser and Pubco	43

8.4. Annual and Interim Financial Statements	45
8.5. Purchaser Public Filings	45
8.6. No Solicitation	45
8.7. No Trading	46
8.8. Notification of Certain Matters	46
8.9. Efforts	47
8.10. Further Assurances	48
8.11. The Registration Statement	49
8.12. Public Announcements	50
8.13. Confidential Information	51
8.14. Documents and Information	51
8.15. Post-Closing Board of Directors and Executive Officers	52
8.16. Indemnification of Officers and Directors; Tail Insurance	53
8.17. Trust Account Proceeds	53
8.178. PIPE Investment	54

IX. survival and indemnification	54
9.1. Survival	54
9.2. Indemnification	55
9.3. Limitations and General Indemnification Provisions	56
9.4. Indemnification Procedures	56
9.5. Indemnification Payments	58
9.5. Exclusive Remedy	58

X. Closing conditions	59
10.1. Conditions of Each Party’s Obligations	59
10.2. Conditions to Obligations of the Company and the Sellers	60
10.3. Conditions to Obligations of Purchaser	61
10.4. Frustration of Conditions	63

XI. TERMINATION AND EXPENSES	63
11.1. Termination	63
11.2. Effect of Termination	64
11.3. Fees and Expenses	65

XII. WAIVERs and releases	66
12.1. Waiver of Claims Against Trust	64
12.2. Release and Covenant Not to Sue	65

xIII. MISCELLANEOUS	66
13.1. Notices	66
13.2. Binding Effect; Assignment	67
13.3. Third Parties	67
13.4. Arbitration	67
13.5. Governing Law; Jurisdiction	68
13.6. WAIVER OF JURY TRIAL	68
13.7. Specific Performance	68
13.8. Severability	69
13.9. Amendment	69
13.10. Waiver	69
13.11. Entire Agreement	69

13.12. Interpretation	70
13.13. Counterparts	70
13.14. Purchaser Representative	71
13.15. Legal Representation	72

XIV DEFINITIONS	72
14.1. Certain Definitions	72
14.2. Section References	84

INDEX OF ANNEXES AND EXHIBITS

Annex	Description

Annex I	List of Sellers

Exhibit	Description

Exhibit A	Form of Lock-Up Agreement
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Non-Competition Agreement
[reserved]
Exhibit E	Form of Pubco Equity Plans
Exhibit F	Form of Amended Pubco Charter
Exhibit G	Form of Amended Founders Registration Rights Agreement
Exhibit H	Form of Stock Escrow Agreement Amendment

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of September 4, 2018 by and among (i) Draper Oakwood Technology Acquisition, Inc., a Delaware corporation (together with its successors, “Purchaser”), (ii) DOTA Holdings Limited, a Cayman Islands exempted company (“Pubco”), (iii) DOTA Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub”), (iv) Draper Oakwood Investments, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Closing (as defined below) for the shareholders of Pubco (other than the Sellers and their successors and assignees and the holders of Assumed Convertible Securities (as defined below)) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (v) Reebonz Limited, a Singapore corporation (the “Company”), and (vi) each of the holders of the Company’s outstanding capital shares named on Annex I hereto (collectively, the “Sellers”). Purchaser, Pubco, Merger Sub, the Purchaser Representative, the Company and the Sellers are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A. The Company, directly and indirectly through its subsidiaries, engages in the business of online purchases and sales of luxury goods;

B. Pubco is a newly-incorporated Cayman Islands exempted company shell entity that is owned entirely by certain directors of Purchaser that are not U.S. citizens or residents;

C. The Parties desire and intend to effect a business combination transaction whereby (a) Purchaser will merge with and into Merger Sub, with Purchaser continuing as the surviving entity (the “Merger”), as a result of which, (i) Purchaser shall become a wholly-owned subsidiary of Pubco and (ii) each issued and outstanding security of Purchaser immediately prior to the Effective Time (as defined below) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco will (the “Securities Exchange” and, together with the Merger and the other transactions contemplated by this Agreement, the “Transactions”) (i) acquire all of the issued and outstanding Company Shares from the Sellers in exchange for ordinary shares of Pubco (the “Acquisition”), and (ii) assume the Company’s outstanding options, warrants and other Company Convertible Securities (with equitable adjustments to the number and exercise price of such assumed Company Convertible Securities) with the result that such assumed Company Convertible Securities shall be exercisable into ordinary shares of Pubco, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Act (as defined herein);

D. Simultaneously with the execution and delivery of this Agreement, (a) Pubco, Purchaser, the Purchaser Representative and each Seller are entering into a Lock-Up Agreement, the form of which is attached as Exhibit A hereto (each, a “Lock-Up Agreement”), which will become effective as of the Closing, (b) Pubco, Purchaser, the Purchaser Representative and each Seller are entering into the Registration Rights Agreement, the form of which is attached as Exhibit B hereto (the “Registration Rights Agreement”), which will become effective as of the Closing, and (c) each Seller that is a Significant Insider is entering into a Non-Competition and Non-Solicitation Agreement with Pubco, Purchaser, the Company and the Purchaser Representative, the form of which is attached as Exhibit C hereto (each, a “Non-Competition Agreement”), which will become effective as of the Closing;

E. Simultaneously with the execution and delivery of this Agreement, the holder of each Company Warrant has executed and delivered to the Company, the Purchaser and Pubco a Consent and Acknowledgement in a form acceptable to the Purchaser and Pubco (each, a “Company Warrant Acknowledgement”), consenting, as applicable, to the assumption and amendment of their Company Warrant by Pubco effective as of the Closing in accordance with the terms and conditions of this Agreement or the termination of such Company Warrant as of the Closing;

F. Simultaneously with the execution and delivery of this Agreement, the holders of at least 75% of the outstanding Company Warrants have executed and delivered to the Company a Consent and Acknowledgement in a form acceptable to the Purchaser and Pubco (each, an “Option Warrant Acknowledgement”), consenting to the assumption and amendment of their Company Option by Pubco effective as of the Closing in accordance with the terms and conditions of this Agreement;

G. The boards of directors of Purchaser, Pubco, Merger Sub and the Company have each (i) determined that the Transactions are fair, advisable and in the best interests of their respective companies and security holders, and (ii) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein; and

H. Certain capitalized terms used herein are defined in Article XIV hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Delaware Act, Purchaser and Merger Sub shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into Purchaser, following which the separate corporate existence of Merger Sub shall cease and Purchaser shall continue as the surviving corporation. Purchaser, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to Purchaser for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. Purchaser and Merger Sub shall cause the Merger to be consummated by filing a Certificate of Merger for the merger of Merger Sub with and into Purchaser (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the Delaware Act (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and Purchaser shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and Purchaser set forth in this Agreement to be performed after the Effective Time.

1.4 Organizational Documents of Surviving Corporation. At the Effective Time, the Certificate of Incorporation and Bylaws of Purchaser, each as in effect immediately prior to the Effective Time, shall cease and the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the respective Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of Pubco, after giving effect to Section 8.15, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

1.6 Effect of Merger on Issued Securities of Purchaser. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of Purchaser, Pubco or Merger Sub:

(a) Purchaser Units. At the Effective Time, every issued and outstanding Purchaser Unit shall be automatically detached and the holder thereof shall be deemed to hold one share of Purchaser Class A Common Stock, one-half of a Purchaser Warrant and one Purchaser Right in accordance with the terms of the applicable Purchaser Unit, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of this Section 1.6 below.

(b) Purchaser Common Stock. At the Effective Time, every issued and outstanding share of Purchaser Common Stock (other than those described in Section 1.6(g) below) shall be converted automatically into one Pubco Ordinary Share, following which, all shares of Purchaser Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of Purchaser Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing shares of Purchaser Common Stock shall be exchanged for a certificate (if requested) representing the same number of Pubco Ordinary Shares upon the surrender of such certificate in accordance with Section 1.7. Each certificate formerly representing shares of Purchaser Common Stock (other those described in Section 1.6(g) below) shall thereafter represent only the right to receive the same number of Pubco Ordinary Shares. To the extent required by Section 262 of the Delaware Act, each certificate formerly representing shares of Purchaser Common Stock owned by holders of Purchaser Common Stock who have validly elected to dissent from the Merger pursuant to Section 262 of the Delaware Act shall thereafter represent only the right to receive fair value for their shares of Purchaser Common Stock in accordance with the applicable provisions of the Delaware Act.

(c) Purchaser Preferred Shares. At the Effective Time, every issued and outstanding Purchaser Preferred Share (other than those described in Section 1.6(g) below), if any, shall be converted automatically into one Pubco Preferred Share, following which, all Purchaser Preferred Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing Purchaser Preferred Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing Purchaser Preferred Shares shall be exchanged for a certificate representing the same number of Pubco Preferred Shares upon the surrender of such certificate in accordance with Section 1.7. Each certificate formerly representing Purchaser Preferred Shares (other those described in Section 1.6(g) below) shall thereafter represent only the right to receive the same number of Pubco Preferred Shares. To the extent required by Section 262 of the Delaware Act, each certificate formerly representing Purchaser Preferred Shares owned by holders of Purchaser Preferred Shares who have validly elected to dissent from the Merger pursuant to Section 262 of the Delaware Act shall thereafter represent only the right to receive fair value for their Purchaser Preferred Shares in accordance with the applicable provisions of the Delaware Act.

(d) Purchaser Warrants. At the Effective Time, each outstanding Purchaser Public Warrant shall be converted into one Pubco Public Warrant and each outstanding Purchaser Private Warrant shall be converted into one Pubco Private Warrant. At the Effective Time, the Purchaser Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Public Warrants, and each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Private Warrants, except that in each case they shall represent the right to acquire Pubco Ordinary Shares in lieu of shares of Purchaser Class A Common Stock. At or prior to the Effective Time, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of Pubco Ordinary Shares for delivery upon the exercise of such Pubco Warrants.

(e) Purchaser Rights. At the Effective Time, each issued and outstanding Purchaser Right shall be automatically converted into the number of Pubco Ordinary Shares that would have been received by the holder thereof if the Purchaser Right had been converted upon the consummation of a Business Combination in accordance with Purchaser’s Organizational Documents, the IPO Prospectus and the Right Agreement into shares of Purchaser Class A Common Stock, but for such purposes treating it as if such Business Combination had occurred immediately prior to the Effective Time and the shares of Purchaser Class A Common Stock issued upon conversion of the Purchaser Rights had then automatically been converted into Pubco Ordinary Shares in accordance with Section 1.6(b) above. At the Effective Time, the Purchaser Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Purchaser Rights outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Purchaser Rights, except as provided herein or by Law. Each certificate formerly representing Purchaser Rights shall thereafter represent only the right to receive Pubco Ordinary Shares as set forth herein.

(f) Purchaser UPO. At the Effective Time, the Purchaser UPO shall be cancelled and converted into an identical right to acquire the same securities of Pubco that the holder thereof would have received if the Purchaser UPO were to have been exercised immediately prior to the Effective Time (notwithstanding the provisions thereof prohibiting exercise at such time), including any successor securities to such Pubco securities, and shall no longer represent the right to receive securities of Purchaser.

(g) Cancellation of Capital Stock Owned by Purchaser. At the Effective Time, if there are any shares of capital stock of Purchaser that are owned by Purchaser as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(h) Transfers of Ownership. If any certificate for securities of Purchaser is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

(i) No Liability. Notwithstanding anything to the contrary in this Section 1.6, none of the Surviving Corporation, Pubco or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7 Effect of Merger on Merger Sub and Pubco Capital Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any shares of capital stock of Purchaser, Pubco or Merger Sub: (a) all of the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and (b) all of the shares of Pubco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

1.8 Surrender of Purchaser Certificates. All securities issued upon the surrender of Purchaser Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of Purchaser Securities shall also apply to the Pubco Securities so issued in exchange.

1.9 Lost, Stolen or Destroyed Purchaser Certificates. In the event any certificates shall have been lost, stolen or destroyed, Pubco shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 1.6; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10 Tax Consequences. The Parties hereby agree and acknowledge that, for U.S. federal income tax purposes, the Merger and the Acquisition, taken together, are intended to qualify as exchanges described in Section 351 of the Code. The Parties hereby agree to file all Tax and other informational returns on a basis consistent with such characterization. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger and the Acquisition, taken together, does not qualify under Section 351 of the Code.

1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Purchaser and Merger Sub, the officers and directors of Purchaser and Merger Sub are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article II
SECURITIES EXCHANGE

2.1 Exchange of Company Securities. At the Closing, and subject to and upon the terms and conditions of this Agreement:

(a) the Sellers shall sell, transfer, convey, assign and deliver to Pubco, and Pubco shall purchase, acquire and accept from the Sellers, all of the issued and outstanding Company Shares (collectively, the “Purchased Shares”), free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws), and

(b) each issued and outstanding Company Convertible Security shall be assumed by Pubco (as so assumed by Pubco, an “Assumed Convertible Security”), and shall continue to be subject to the same terms and conditions set forth in such Company Convertible Security (including the same vesting schedule, if applicable), except that each Company Convertible Security shall be amended as an Assumed Convertible Security such that (i) Pubco Ordinary Shares shall be substituted for any capital shares of the Company that otherwise would have been acquired under such Company Convertible Security, (ii) the number of Pubco Ordinary Shares that can be acquired under such Assumed Company Security shall instead be equal to (as rounded down to the nearest whole number) (A) the number of Company Ordinary Shares (treating Company Preferred Shares on an as-converted to Company Ordinary Share basis, as if the Company had liquidated at such time) which the Company Convertible Security had the right to acquire or convert into immediately prior to the Closing, multiplied by (B) the Conversion Ratio, and (iii) the exercise or conversion price of such Assumed Convertible Security shall be instead equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise or conversion price of the Company Convertible Security (if not expressed in U.S. dollars, as converted into U.S. Dollars based on the applicable exchange rate using the Fed Noon Buying Rate on the Closing Date), divided by (B) the Conversion Ratio; provided, that with respect to each Company Option that becomes an Assumed Convertible Security (an “Assumed Option”), it shall also be amended to provide that notwithstanding its current vesting schedule or expiration date, (I) it will be exercisable on a cashless basis, (II) fifty percent (50%) of the unvested portion of the Company Option will accelerate and become vested as of the Closing, (III) any remaining unvested portion of the Company Option will vest on the one (1) year anniversary of the Closing Date and (IV) if as of the Closing, after giving effect to clause (II) above, it is (x) vested, it will expire and terminate on the fifteen (15) month anniversary of the Closing Date or (y) unvested, it will expire and terminate on the ninetieth (90th) day after the one (1) year anniversary of the Closing Date.

2.2 Exchange Consideration.

(a) Subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Shares, Pubco shall (i) assume the Company Convertible Securities in accordance with Section 2.1(b) and (ii) issue and deliver to each Seller for each Company Share held (treating Company Preferred Shares on an as-converted to Company Ordinary Share basis, as if the Company had liquidated at such time) a number of Pubco Ordinary Shares equal to (x) the Per Share Price, divided by (y) the Redemption Price (with the aggregate Pubco Ordinary Shares issuable to all Sellers hereunder at the Closing (prior to the reduction for and holdback of the Holdback Shares) being the “Exchange Shares”). The number of Exchange Shares issued and delivered to the Sellers at the Closing shall be subject to the reduction and holdback of the Holdback Shares in accordance with Section 2.3. Additional Pubco Ordinary Shares may also be issued to the Sellers after the Closing pursuant to Sections 2.7 and 2.8.

(b) Schedule 2.2(b) sets forth for illustrative purposes only a sample capitalization table of Pubco immediately after the Closing with certain assumptions set forth therein and assuming for such purposes that the Closing occurred on the date of this Agreement. In the event of any conflict between the sample capitalization table in Schedule 2.2(b) hereto and the terms of this Agreement, the terms of this Agreement shall prevail.

2.3 Holdback.

(a) Notwithstanding anything to the contrary in this Agreement, ten percent (10%) of the Exchange Shares otherwise issuable to the Sellers at the Closing (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted, the “Holdback Shares”) shall not be issued by Pubco at the Closing and instead shall be held back and kept in reserve by Pubco to satisfy any indemnity claims made in accordance with the terms of Article IX hereof. To the extent that the Sellers are entitled to receive the Holdback Shares in accordance with the terms of this Agreement, the Holdback Shares shall be allocated among and issued to the Sellers pro rata based on their respective Pro Rata Shares. The Holdback Shares shall serve as a source of payment of the Indemnitees’ indemnity rights pursuant to Article IX. If the Holdback Shares are issued to the Sellers in accordance with the terms of this Agreement, they shall be treated by the Parties as an adjustment to the number of Exchange Shares received by the Sellers pursuant to this Article II.

(b) The Holdback Shares shall be issued by Pubco to the Sellers promptly after the date which is twelve (12) months after the Closing Date (the “Holdback Release Date”); provided, however, that the number of Holdback Shares to be so issued after the Holdback Release Date shall be reduced by (up to a maximum equal to the total number of Holdback Shares) (i) the number of Holdback Shares used to satisfy indemnification claims that have been made and resolved in accordance with Article IX hereof on or prior to the Holdback Release Date, and (ii) a number of Holdback Shares necessary to satisfy indemnification claims that have been made in accordance with Article IX hereof and that remain unresolved on or prior to the Holdback Release Date (“Pending Claims”) (with such Holdback Shares under this clause (ii) determined based on the amount of the indemnification claim included in the Claim Notice provided by the Purchaser Representative under Article IX and the Pubco Share Price as of the Holdback Release Date). After the Holdback Release Date, promptly after the final resolution of all Pending Claims, the remaining Holdback Shares, if any, after using the Holdback Shares to satisfy the indemnification obligations for the Pending Claims that have been resolved, shall be issued by Pubco to the Sellers, with each such Seller receiving its Pro Rata Share of such Holdback Shares.

2.4 Surrender of Company Securities and Disbursement of Exchange Consideration.

(a) At the Closing, Pubco shall cause the Exchange Shares (less the Holdback Shares) to be issued to the Sellers in exchange for their Company Securities in accordance with each Seller’s Pro Rata Share.

(b) At the Closing, each Seller will deliver to Pubco their Company Securities, including any certificates representing Company Shares (“Company Certificates”) and any certificates or instruments for Company Convertible Securities, along with applicable share power or transfer forms reasonably acceptable to Pubco. In the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to Pubco, the Seller may instead deliver to Pubco an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to Pubco (a “Lost Certificate Affidavit”), which at the reasonable discretion of Pubco may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pubco or the Company with respect to the Company Shares represented by the Company Certificates alleged to have been lost, stolen or destroyed.

(c) Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share will be issued by Pubco by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a Pubco Ordinary Share (after aggregating all fractional Pubco Ordinary Shares that would otherwise be received by such Person) shall instead have the number of Pubco Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole Pubco Ordinary Share.

2.5 Seller Consent. Each Seller, as a shareholder or other security holder of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which it is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. Each Seller acknowledges and agrees that the consents set forth herein are intended and shall constitute such consent of the Sellers as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company Organizational Documents, any other agreement in respect of the Company to which any Seller is a party or bound and all applicable Laws.

2.6 Termination of Certain Agreements. Without limiting the provisions of Section 12.2, the Company and the Sellers hereby agree that, effective at the Closing, (a) any shareholders, voting or similar agreement among the Company and any of the Sellers or among the Sellers with respect to the Company’s capital shares, including the Amended and Restated Shareholders Agreement, dated as of May 7, 2013, as amended (the “Company Shareholders Agreement”), by and among the Company and the shareholders of the Company named therein, and (b) any registration rights agreement between the Company and its shareholders, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect. Further, each Seller and the Company hereby waive any obligations of the parties under the Company Shareholders Agreement or the Company’s Organizational Documents with respect to the transactions contemplated by this Agreement and the Ancillary Documents, and any failure of the parties to comply with the terms thereof in connection with the transactions contemplated by this Agreement and the Ancillary Documents.

2.7 Recapture by Sellers of Unused Assumed Options. In the event that after the Closing Date, and on or prior to the later of (x) the fifteen (15) month anniversary of the Closing Date and (y) the ninetieth (90th) day after the one (1) year anniversary of the Closing Date (such later date, the “Option Recapture Date”), any Assumed Options that were In-the-Money Company Convertible Securities (i) that are unvested as of the Closing Date do not vest (and accordingly are forfeited by the holder thereof without compensation therefor) or (ii) are not exercised prior to their expiration or termination date (and accordingly expire unused without any compensation to the holder therefor), in each case, after giving effect to the amendments to the Assumed Options as contemplated by Section 2.1(b) hereof (collectively “Unused Assumed Options”), then promptly after the Option Recapture Date (subject to compliance with applicable securities Laws) Pubco will issue to the Sellers a number of Pubco Ordinary Shares (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) equal to the difference between (i) the number of Exchange Shares as was determined at the time of the Closing in accordance with this Agreement and (ii) the number of Exchange Shares that would have been determined at the time of Closing in accordance with this Agreement if the Unused Assumed Options as of immediately after the Option Recapture Date had not been issued and outstanding at time of the Closing, with each Seller receiving its Pro Rata Share of such Pubco Ordinary Shares.

2.8 Earnout.

(a) After the Closing, subject to the terms and conditions set forth herein, the Sellers shall have the contingent right to receive additional consideration from Pubco based on the performance of Pubco and its Subsidiaries, including the Company, during the calendar years 2019 and 2020 (each such calendar year, an “Earnout Year” and such two-year calendar period, the “Earnout Period”) if the requirements as set forth in this Section 2.8 are met. In the event that (A) the Consolidated Revenue for the calendar year ended December 31, 2019 is at least One Hundred and Ninety-Nine Million Singapore Dollars (S$199,000,000) (the “2019 Revenue Target”), and (B) the closing sale price of Pubco Ordinary Shares on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “2019 Share Price Target”) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2019, then, subject to the terms and conditions of this Agreement, the Sellers shall be entitled to receive from Pubco, as additional consideration for the Acquisition, an additional Five Hundred Thousand (500,000) Pubco Ordinary Shares (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “2019 Earnout Shares”). In the event that (A) the Consolidated Revenue for the calendar year ended December 31, 2020 is at least Two Hundred and Ninety Million Singapore Dollars (S$290,000,000) (the “2020 Revenue Target” and, each of the 2019 Revenue Target and the 2020 Revenue Target, an “Earnout Revenue Target”), and (B) the closing sale price of Pubco Ordinary Shares on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “2020 Share Price Target” and, each of the 2019 Share Price Target and the 2020 Share Price Target, an “Earnout Share Price Target”) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2020, then, subject to the terms and conditions of this Agreement, the Sellers shall be entitled to receive from Pubco, as additional consideration for the Acquisition, an additional Five Hundred Thousand (500,000) Pubco Ordinary Shares (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “2020 Earnout Shares”, and collectively with the 2019 Earnout Shares, the “Earnout Shares”). In the event that the Earnout Revenue Target and Earnout Share Price Target are not both met for any Earnout Year, the Sellers shall not be entitled to receive any Earnout Shares for such Earnout Year. Notwithstanding the foregoing, (i) in the event that (A) the 2019 Revenue Target, but not the 2019 Share Price Target, is met for the 2019 calendar year and (B) the closing sale price of Pubco Ordinary Shares on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2020, then the Sellers shall be entitled to receive the 2019 Earnout Shares under this Section 2.8 as if 2019 Share Price Target had been met in the 2019 calendar year (other than the timing of the delivery of the 2019 Earnout Shares as set in forth in Section 2.8(b) below) (the “2019 Lookback Earnout”), and (ii) in the event that (A) the 2020 Revenue Target, but not the 2020 Share Price Target, is met for the 2020 calendar year and (B) the closing sale price of Pubco Ordinary Shares on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) Trading Days within any thirty (30) Trading Day period occurring in the calendar year ended December 31, 2021, then the Sellers shall be entitled to receive the 2020 Earnout Shares under this Section 2.8 as if 2020 Share Price Target had been met in the 2020 calendar year (other than the timing of the delivery of the 2020 Earnout Shares as set in forth in Section 2.8(b) below) (the “2020 Lookback Earnout” and, together with the 2019 Lookback Earnout, the “Lookback Earnouts”).

(b) As soon as practicable (but in any event within ten (10) Business Days) after Pubco’s filing of the annual audited consolidated financial statements for Pubco and its Subsidiaries with the SEC on Form 20-F or 10-K (or other equivalent SEC form) for each Earnout Year, Pubco’s Chief Financial Officer will prepare and deliver to Pubco’s Board of Directors a written statement (each, an “Earnout Statement”) that sets forth such Chief Financial Officer’s determination in accordance with the terms of this Section 2.8 of (i) the Consolidated Revenue for such Earnout Year based on such audited financial statements, (ii) the closing sale price of Pubco Ordinary Shares for each Trading Day of such Earnout Year on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded, and (iii) whether the Sellers are entitled to receive Earnout Shares for such Earnout Year as a result of achieving the applicable Earnout Revenue Target and the applicable Earnout Share Price Target. Within thirty (30) days after receipt of the Earnout Statement, the independent directors serving on Pubco’s board of directors at such time that are disinterested in the Earnout Shares (i.e., such independent director is not a Seller, an Affiliate of a Seller, or an officer, director, manager, employee, trustee or beneficiary of a Seller, nor an immediate family member of any of the foregoing) (each, a “Disinterested Independent Director”) shall determine, by vote or consent of a majority of the Disinterested Independent Directors, whether the applicable Earnout Revenue Target and the applicable Earnout Share Price Target were met for such Earnout Year and whether the Sellers are entitled to receive Earnout Shares for such Earnout Year as a result thereof, and such determination by the Disinterested Independent Directors shall be final and binding upon all Parties (other than for fraud). In the event that the Earnout Revenue Target, but not the Earnout Share Price Target, is met for any Earnout Year, the CFO shall monitor, on at least a monthly basis, the closing sale price of Pubco Ordinary Shares for each Trading Day of the subsequent calendar year on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded to see if the Sellers are entitled to a Lookback Earnout. If the CFO determines that the Sellers are entitled to a Lookback Earnout, the CFO will notify the Disinterested Independent Directors in writing, and within thirty (30) days after receipt of such written notice from the CFO, the Disinterested Independent Directors shall determine, by vote or consent of a majority of the Disinterested Independent Directors, whether the Sellers are entitled to receive the Lookback Earnout for the applicable Earnout Year as a result of achieving the applicable Earnout Share Price Target in the subsequent calendar year, and such determination by the Disinterested Independent Directors shall be final and binding upon all Parties (other than for fraud). If for any Earnout Year there is a final determination by the Disinterested Independent Directors in accordance with this Section 2.8(b) that the Sellers are entitled to receive Earnout Shares for such Earnout Year (including pursuant to a Lookback Earnout), then such Earnout Shares will be due upon such final determination and Pubco will deliver such shares within ten (10) Business Days thereafter.

(c) Following the Closing (including during the Earnout Period), Pubco and its Subsidiaries, including the Target Companies, will be entitled to operate their respective businesses based upon the business requirements of Pubco and its Subsidiaries. Each of Pubco and its Subsidiaries, including the Target Companies will be permitted, following the Closing (including during the Earnout Period), to make changes at its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on the Consolidated Revenue, the share price of Pubco Ordinary Shares and the ability of the Sellers to earn the Earnout Shares, and the Sellers will not have any right to claim the loss of all or any portion of any Earnout Shares or other damages as a result of such decisions.

(d) For the avoidance of doubt, the holders of Assumed Convertible Securities shall have no right under this Agreement to receive any of the Earnout Shares or any additional consideration issued to the Sellers after the Closing, and the Assumed Convertible Securities shall not be adjusted in connection with the issuance of any Earnout Shares or other additional consideration issued to the Sellers after the Closing.

Article III
CLOSING

3.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article X, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, on the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Article IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in (i) the disclosure schedules delivered by Purchaser to the Company and the Sellers on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, Purchaser represents and warrants to the Company, the Sellers and Pubco, as of the date hereof and as of the Closing, as follows:

4.1 Organization and Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Purchaser has heretofore made available to the Company accurate and complete copies of its Organizational Documents as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

4.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser Sub and (b) other than the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Purchaser is a party has been or shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

4.3 Governmental Approvals. Except as otherwise described in Schedule 4.3, no Consent of or with any Governmental Authority, on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Purchaser.

4.4 Non-Contravention. Except as otherwise described in Schedule 4.4, the execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the transactions contemplated hereby and thereby, and compliance by Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to be material to Purchaser or materially impair the ability of Purchaser on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

4.5 Capitalization.

(a) Purchaser is authorized to issue 15,000,000 shares of Purchaser Class A Common Stock, 3,000,000 shares of Purchaser Class F Common Stock and 1,000,000 Purchaser Preferred Shares. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 4.5(a). As of the date of this Agreement, there are no issued or outstanding Purchaser Preferred Shares. All outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Act, the Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the transactions contemplated by this Agreement, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth in Schedule 4.5(a) or Schedule 4.5(b) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 4.5(b), there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

(c) All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 4.5(c). No Indebtedness of Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(d) Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

4.6 SEC Filings and Purchaser Financials.

(a) Purchaser, since the IPO, has filed all forms, pro formas, reports, schedules, statements, registration statements, prospectuses, proxies and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, pro formas, reports, schedules, statements, proxies and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of Purchaser referred to in clause (i) above, (iii) all other forms, pro formas, reports, registration statements, prospectuses, proxies and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, pro formas, reports, registration statements, prospectuses, proxies and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Class A Common Stock and the Purchaser Public Warrants are listed on Nasdaq, (B) Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b) The financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as and to the extent reflected or reserved against in the Purchaser Financials, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Purchaser’s formation in the ordinary course of business.

4.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 4.7, Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since December 31, 2017, not been subject to a Material Adverse Effect.

4.8 Compliance with Laws. Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on Purchaser, and Purchaser has not received written notice alleging any violation of applicable Law in any material respect by Purchaser.

4.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of Purchaser, threatened material Action to which Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on Purchaser, nor, to the Knowledge of Purchaser, is there any reasonable basis for any such Action to be made. There is no material Action that Purchaser has pending against any other Person. Neither Purchaser, nor, to the Knowledge of Purchaser, any of its directors or officers, are subject to any material Orders of any Governmental Authority, nor are any such Orders pending. As of the date of this Agreement, none of the directors nor officers of Purchaser have in the past five (5) years been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Purchaser.

4.10 Taxes and Returns.

(a) Purchaser has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 4.10(a) sets forth each jurisdiction where Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against Purchaser in respect of any Tax, and Purchaser has not been notified in writing of any proposed Tax claims or assessments against Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of Purchaser’s assets, other than Permitted Liens. Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since the date of its formation, Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

4.11 Employees and Employee Benefit Plans. Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

4.12 Properties. Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. Purchaser does not own or lease any material real property or Personal Property.

4.13 Material Contracts.

(a) Except as set forth on Schedule 4.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser as its business is currently conducted, any acquisition of material property by Purchaser, or restricts in any material respect the ability of Purchaser from engaging in business as currently conducted by it or from competing with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against Purchaser and, to the Knowledge of Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Purchaser under any Purchaser Material Contract.

4.14 Transactions with Affiliates. Schedule 4.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Purchaser and any (a) present or former director, officer or employee or Affiliate of Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Purchaser’s outstanding capital stock as of the date hereof.

4.15 Investment Company Act. Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.16 Finders and Brokers. Except as set forth on Schedule 4.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

4.17 Certain Business Practices.

(a) Neither Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, (iii) made any other unlawful payment or (iv) since the formation of Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of Purchaser are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Purchaser with respect to the any of the foregoing is pending or, to the Knowledge of Purchaser, threatened.

(c) None of Purchaser or any of its directors or officers, or, to the Knowledge of Purchaser, any other Representative acting on behalf of Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and Purchaser has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.18 Insurance. Schedule 4.18 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on Purchaser.

4.19 Trust Account. As of the date hereof, there is at least $58,234,000 invested in the Trust Account, maintained by the Trustee pursuant to the Trust Agreement. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions, under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice in lapse of time or truth, would constitute a breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. As of the date hereof, assuming the accuracy of the representations and warranties of the Company and the Sellers contained herein and the compliance by the Company and the Sellers with their respective obligations hereunder and the satisfaction of the other conditions to Closing set forth in Article X, Purchaser has no reason to believe that any of the conditions to the use of the funds in the Trust Account on the Closing Date (net of obligations with respect to redemptions and the payment of Taxes and other permitted payments or distributions) will not be available to Purchaser on the Closing Date.

Article V
REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco and Purchaser represent and warrant to the Company, the Sellers, as of the date hereof and as of the Closing, as follows:

5.1 Organization and Standing. Pubco is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has heretofore made available to the Company accurate and complete copies of the Organizational Documents of Pubco and Merger Sub, each as currently in effect. Neither Pubco nor Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

5.2 Authorization; Binding Agreement. Subject to filing the Amended Pubco Charter, each of Pubco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholders of Pubco and Merger Sub and no other corporate proceedings, other than as set forth elsewhere in the Agreement (including the filing of the Amended Pubco Charter), on the part of Pubco or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco or Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Pubco or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, including the Amended Pubco Charter, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco.

5.4 Non-Contravention. The execution and delivery by Pubco and Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) subject to the filing of the Amended Pubco Charter, conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to be material to Pubco or materially impair the ability of Pubco on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

5.5 Capitalization. As of the date hereof, (i) Pubco is authorized to issue 50,000 Pubco Ordinary Shares, of which 200 Pubco Ordinary Shares are issued and outstanding, 100 of which are owned by Roderick Perry and the other 100 of which are owned by Aamer Sarfraz, and (ii) Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by Pubco. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, Pubco does not have any Subsidiaries or own any equity interests in any other Person.

5.6 Ownership of Consideration Shares. (i) All Exchange Shares and Earnout Shares (collectively, “Consideration Shares”) to be issued and delivered in accordance with Article II to the Sellers shall be, upon issuance and delivery of such Consideration Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Consideration Shares each Seller shall have good and valid title to its portion of such Consideration Shares, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the Lock-Up Agreements, the Registration Rights Agreement, the provisions of this Agreement and any Liens incurred by the Sellers, and (iii) the issuance and sale of such Consideration Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.7 Pubco and Merger Sub Activities. Since their formation, Pubco and Merger Sub have not engaged in any business activities other than as contemplated by this Agreement, do not own directly or indirectly any ownership, equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and Merger Sub are not party to or bound by any Contract.

5.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Pubco.

5.9 Investment Company Act. Pubco is not an “investment company” or, a Person directly or indirectly controlled by or acting on behalf of an “investment company”, in each case within the meanings of the Investment Company Act of 1940, as amended.

Article VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Purchaser and Pubco on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to Purchaser and Pubco, as of the date hereof and as of the Closing, as follows:

6.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of Singapore and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each other Target Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 6.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to Purchaser and Pubco accurate and complete copies of the Organizational Documents of each Target Company, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

6.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the board of directors and shareholders of the Company in accordance with the Company’s Organizational Documents, the Singapore Act, any other applicable Law and any Contract to which the Company or any of its shareholders are party or bound and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Capitalization.

(a) The issued and outstanding capital shares of the Company consists of 10,766,609 Company Ordinary Shares and 20,160,288 Company Preferred Shares, of which 3,000,000 are Company Series A Preferred Shares, 3,868,418 are Company Series B Preferred Shares, 6,558,935 are Company Series C Preferred Shares and 6,732,935 are Company Series D Preferred Shares. The Sellers are the legal (registered) and beneficial owners of all of the issued and outstanding Company Ordinary Shares and Company Preferred Shares and other equity interests of the Company, with each Seller owning the Company Shares and other equity interests of the Company set forth on Schedule 6.3(a), all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under the Company Charter and applicable securities Laws. There are currently no accrued dividends payable in accordance with the Company’s Organizational Documents to holders of Company Preferred Shares in preference to holders of Company Common Shares. The Purchased Shares to be delivered by the Sellers to Pubco at the Closing constitute all of the issued and outstanding shares and other equity interests of the Company. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Singapore Act, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound. The Company does not directly or indirectly hold any of its shares or other equity interests in treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws. The rights, privileges and preferences of the Company Preferred Shares are as stated in the Company Organizational Documents and as provided by the Singapore Act.

(b) The Company has reserved 4,600,000 Company Ordinary Shares for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Equity Plan, which was duly adopted by the Company’s board of directors and approved by the Company’s shareholders. Of such Company Ordinary Shares reserved for issuance under the Company Equity Plan, (x) 4,600,000 of such shares are reserved for issuance upon exercise of currently outstanding Company Options, (y) 0 of such shares are currently issued and outstanding that were issued upon exercise of Company Options previously granted under the Company Equity Plan, and (z) 0 shares remain available for future awards permitted under the Company Equity Plan. The Company has furnished to Purchaser and Pubco complete and accurate copies of the Company Equity Plan and forms of agreements used thereunder.

(c) Schedule 6.3(c) sets forth the beneficial and record owners of all outstanding Company Options and Company Warrants (including in each case the grant date, number and type of shares issuable thereunder, the exercise price, the expiration date and any vesting schedule). Except for the Company Options and Company Warrants set forth on Schedule 6.3(c), there are no options, warrants or other rights to subscribe for or purchase any equity interests of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity interests of the Company, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its shareholders are a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 6.3(c), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Organizational Documents of the Company, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has the Company granted any registration rights to any Person with respect to its equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(d) Since January 1, 2016, the Company has not declared or paid any distribution or dividend in respect of its equity interests or has repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company have not authorized any of the foregoing.

6.4 Subsidiaries. Schedule 6.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), and (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law. Except for the equity interests of the Subsidiaries listed on Schedule 6.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. No Target Company is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of a Target Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.5 Governmental Approvals. Except as otherwise described in Schedule 6.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws and (c) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to be material to the Target Companies or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

6.6 Non-Contravention. Except as otherwise described in Schedule 6.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 6.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its material properties or material assets, or (c) (i) violate, conflict with or result in a material breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any material obligation to make payments or provide material compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company other than Permitted Liens under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a material default, exercise any remedy, claim a material rebate, material chargeback, material penalty or material change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, material benefit, material obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract.

6.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the (i) consolidated financial statements of the Target Group (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2017 and December 31, 2016, and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the years then ended, each audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor, and (ii) the Company prepared financial statements of the Target Companies, consisting of the consolidated balance sheet of the Target Companies as of June 30, 2018 (the “Interim Balance Sheet Date”) and the related consolidated income statement, changes in shareholder equity and statement of cash flows for the six (6) months then ended. True and correct copies of the Company Financials have been provided to Purchaser and Pubco. The Company Financials (i) accurately reflect the books and records of the Target Group as of the times and for the periods referred to therein, (ii) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for IFRS and exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the consolidated financial position of the Target Group as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Group for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. Since January 1, 2016, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) The Target Companies do not have any outstanding Indebtedness for more than $250,000 other than the Indebtedness set forth on Schedule 6.7(c), and in such amounts (including principal and any accrued but unpaid interest or other obligations with respect to such Indebtedness), as set forth on Schedule 6.7(c). Except as disclosed on Schedule 6.7(c), no outstanding Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d) No Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with IFRS or GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to Purchaser or Pubco or their respective Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

(f) All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business. None of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Target Companies (net of reserves) within ninety (90) days.

6.8 Absence of Certain Changes. Since December 31, 2017, each Target Company has (a) conducted its business in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 8.2(b) (without giving effect to Schedule 8.2) if such action were taken on or after the date hereof without the consent of Purchaser.

6.9 Compliance with Laws. No Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 1, 2014, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

6.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all material Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to Purchaser and Pubco true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 6.10. All of the material Company Permits are in full force and effect, and no suspension or cancellation of any of the material Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any material Company Permit.

6.11 Litigation. There is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, nor, to the Knowledge of the Company, is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened since January 1, 2013); or (b) Order pending now or rendered by a Governmental Authority since January 1, 2013, in either case of (a) or (b) by or against any Target Company, its current or former directors or officers (provided, that any litigation involving the directors or officers of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. In the past five (5) years, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

6.12 Material Contracts.

(a) Schedule 6.12(a) sets forth a true, correct and complete list of, and the Company has made available to Purchaser and Pubco (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 6.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $500,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $500,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $500,000 per year or $1,000,000 in the aggregate;

(viii) is with any Top Supplier;

(ix) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $500,000;

(x) is between any Target Company and any directors, officers or employees of a Target Company (other than employment arrangements with non-executive employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person (provided that templates and standard forms were provided in the electronic data site maintained by the Company, as opposed to all individual contracts, since all such agreements are in the form of the templates and standard forms);

(xi) obligates the Target Companies to make any capital commitment or expenditure in excess of $500,000 (including pursuant to any joint venture);

(xii) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney other than in the ordinary course of business;

(xiv) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software;

(xv) will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form F-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xvi) is otherwise material to the Target Companies and not described in clauses (i) through (xiv) above.

(b) With respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all material respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and, to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and, to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not materially and adversely affect any Target Company; and (vi) no Target Company has waived any rights under any such Company Material Contract.

6.13 Intellectual Property.

(a) Schedule 6.13(a)(i) sets forth: (i) all registered Patents, Trademarks, Copyrights and Internet Assets owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or licensed or purported to be owned or licensed by a Target Company. Schedule 6.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) for which a Target Company pays license, maintenance, support and other fees of more than $100,000 per year or which is otherwise material to a Target Company (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $100,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. All Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP and such Target Company has recorded assignments of all Company Registered IP.

(b) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All Copyrights, Patents, Trademarks and Internet Assets owned by or licensed to any Target Company are valid, in force, and in good standing with all required fees and maintenance fees having been paid with no Actions pending. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c) There are no material Intellectual Property licenses, sublicenses or other agreements or permissions under which a Target Company is the licensor.

(d) Except as disclosed on Schedule 6.13(d), no Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies. Except as disclosed on Schedule 6.13(d), no Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect to any Intellectual Property owned by a Target Company. Except as disclosed on Schedule 6.13(d), no Target Company is currently, or in past five (5) years has been, infringing upon, misappropriating or violating any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. Except as disclosed on Schedule 6.13(d), to the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or is otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e) All employees and independent contractors of a Target Company have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to Purchaser and Pubco true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) To the Knowledge of the Company, since January 1, 2014, no Person has obtained unauthorized access to third party confidential information or confidential data in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such confidential information or confidential data. Each Target Company has complied with all applicable Laws relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy of any third person.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

6.14 Taxes and Returns. Except as disclosed on Schedule 6.14:

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Each Target Company has complied in all material respects with all applicable Laws relating to Tax.

(b) There is no current pending or, to the Knowledge of the Company, threatened in writing Action against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) Each Target Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h) No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation section 1.6011-4.

(i) To the Knowledge of the Company, no Target Company has any Liability for the Taxes of another Person (other than another Target Company) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on such Target Company with respect to any period following the Closing Date.

(j) No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k) No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code within the two-year period ending on the date hereof; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(l) No Target Company is treated as a domestic corporation (as such term is defined in Section 7701of the Code) for U.S. federal income tax purposes.

6.15 Real Property.

(a) Schedule 6.15(a) contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to Purchaser and Pubco a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition.

(b) A Target Company has good and marketable fee title to the Tampines Property, free and clear of all Liens of any nature whatsoever (including any leases, licenses, occupancy, rights of first refusal, options to purchase or rights of occupancy), except for Permitted Liens. The Tampines Property, including fixtures and improvements thereon, (i) is in reasonable operating condition without material structural defects, and all mechanical and other systems located thereon are in reasonable operating condition, and no condition exists requiring material repairs, alterations or corrections, and (ii) are suitable, sufficient and appropriate in all material respects for their current and contemplated uses. No part of the Tampines Property is subject to any building or use restrictions that would materially prevent or materially restrict the ongoing use and operation of the Tampines Property by the Target Companies as currently operated. None of the improvements located on the Tampines Property constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws. The Company has made available to Purchaser true, correct and complete copies of all deeds, title reports and surveys for the Tampines Property. Other than the Tampines Property, no Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

6.16 Personal Property. Details of each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Two Hundred Fifty Thousand Dollars ($250,000) is set forth on Schedule 6.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 6.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a Target Company The Company has provided to Purchaser and Pubco a true and complete copy of each of the material Company Personal Property Leases. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

6.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its material assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (iii) Liens specifically identified on the Interim Balance Sheet and (d) Liens set forth on Schedule 6.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the material assets, material rights and material properties that are used in the operation of the businesses of the Target Companies as it is now conducted and presently proposed to be conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient in all material respects for the operation of the businesses of the Target Companies as currently conducted.

6.18 Employee Matters.

(a) No Target Company is a party to any collective bargaining agreement or other Contract covering a group of employees, labor organization or other representative of any of the employees of any Target Company and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. There are no unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current Key Manager of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her intention to terminate his or her employment with any Target Company within six (6) months after the date of this Agreement.

(b) Each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 6.18(c) hereto sets forth a complete and accurate list as of the date hereof of all Key Managers of the Target Companies showing for each as of such date the employee’s name, job title or description, employer, location, and the aggregate salary, bonus and other remuneration for all of the Key Managers in the aggregate for the calendar year ending December 31, 2017. The Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to Purchaser and Pubco by the Company, except where such failure to enter into such agreement has not been and would not reasonably be expected to be, individually or in the aggregate, material to a Target Company.

(d) All independent contractors currently engaged by a Target Company are a party to a written Contract with a Target Company, and each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to Purchaser and Pubco by the Company, except where such failure to be a party to a written Contract or have such customary covenants has not been and would not reasonably be expected to be, individually or in the aggregate, material to a Target Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company, except where such failure has not been and would not reasonably be expected to be, individually or in the aggregate, material to a Target Company.

6.19 Benefit Plans.

(a) Set forth on Schedule 6.19(a) is a true and complete list of each Foreign Plan of a Target Company (each, a “Company Benefit Plan”). No Target Company has ever maintained or contributed to (or had an obligation to contribute to) any Benefit Plan, whether or not subject to ERISA, which is not a Foreign Plan.

(b) With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has made available to Purchaser and Pubco accurate and complete copies, if applicable, of: (i) all plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto), and written descriptions of any Company Benefit Plans which are not in writing; (ii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; and (iv) all communications with any Governmental Authority concerning any matter that is still pending or for which a Target Company has any outstanding Liability or obligation.

(c) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit have been timely made; (v) all benefits accrued under any unfunded Company Benefit Plan has been paid, accrued, or otherwise adequately reserved in accordance with IFRS and are reflected on the Company Financials; and (vi) no Company Benefit Plan provides for retroactive increases in contributions, premiums or other payments in relation thereto. No Target Company has incurred any obligation in connection with the termination of, or withdrawal from, any Company Benefit Plan.

(d) To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Company Benefit Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Company Benefit Plan allocable to such benefit liabilities.

(e) Except to the extent required by applicable Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(f) All Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any Liability to any Target Company, Pubco, Purchaser or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

6.20 Environmental Matters.

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) The Company has provided to Purchaser and Pubco all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

6.21 Transactions with Related Persons. Except as set forth on Schedule 6.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 6.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person. Schedule 6.21 specifically identifies all Contracts, arrangements or commitments set forth on such Schedule 6.21 that cannot be terminated upon sixty (60) days’ notice by the Target Companies without cost or penalty.

6.22 Insurance.

(a) Schedule 6.22(a) lists all material insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser and Pubco. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. Since January 1, 2015, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 6.22(b) identifies each individual insurance claim in excess of $500,000 made by a Target Company since January 1, 2015. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

6.23 Top Suppliers. Schedule 6.23 lists, by dollar volume paid for each of (a) the twelve (12) months ended on December 31, 2017 and (b) the period from January 1, 2018 through the Interim Balance Sheet Date, the ten (10) largest suppliers of goods or services to the Target Group (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of each Target Company with such suppliers are good commercial working relationships and (i) no Top Supplier within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or intends to stop, decrease or limit materially its products or services to any Target Company, (iii) to the Company’s Knowledge, no Top Supplier intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not affect the relationship of any Target Company with any Top Supplier. Each Target Company provides services and has never sold, licensed or distributed any product to any Person.

6.24 Certain Business Practices.

(a) No Target Company, nor any of their respective directors or officers, nor to the Knowledge of the Company, any other Representative acting on behalf of a Target Company, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 or Prevention of Corruption Act (Cap. 241 of Singapore) or (iii) made any other unlawful payment. No Target Company, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) The operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

6.25 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

6.26 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company (excluding arrangements made by Purchaser or Pubco prior to the Closing).

6.27 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser, Pubco or their respective Affiliates.

6.28 Disclosure. No representations or warranties by the Company in this Agreement (as modified by the Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading.

Article VII
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Company Disclosure Schedules, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Sellers hereby severally and not jointly represent and warrant to Purchaser and Pubco, as of the date hereof and as of the Closing, as follows:

7.1 Organization and Standing. Each Seller, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted

7.2 Authorization; Binding Agreement. Each Seller has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform such Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which a Seller is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by such Seller and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Enforceability Exceptions.

7.3 Ownership. Each Seller owns good and valid title to the Purchased Shares set forth opposite such Seller’s name on Annex I, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents or the Company Shareholders Agreement). Except for the Company Shareholders Agreement, there are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which a Seller is a party or by which a Seller is bound, with respect to the voting or transfer of any of such Seller’s Purchased Shares other than this Agreement. Upon delivery of the Purchased Shares to Pubco on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in the Purchased Shares and good and valid title to the Purchased Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by Pubco), will pass to Pubco.

7.4 Government Approvals. No Consent of or with any Governmental Authority on the part of any Seller is required to be obtained or made in connection with the execution, delivery or performance by such Seller of this Agreement or any Ancillary Documents or the consummation by a Seller of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement and (b) pursuant to Antitrust Laws.

7.5 Non-Contravention. The execution and delivery by each Seller of this Agreement and each Ancillary Document to which it is a party or otherwise bound and the consummation by such Seller of the transactions contemplated hereby and thereby, and compliance by each Seller with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of such Seller’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to such Seller or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Seller under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Seller under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which such Seller is a party or such Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to have a Material Adverse Effect on such Seller.

7.6 No Litigation. There is no Action pending or, to the Knowledge of such Seller, threatened, nor any Order is outstanding, against or involving such Seller, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of such Seller to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which such Seller is or is required to be a party.

7.7 Investment Representations. Each Seller: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring its portion of the Consideration Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Consideration Shares; (c) has been advised and understands that the Consideration Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws, (ii) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Consideration Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available and (iii) are subject to additional restrictions on transfer pursuant to such Seller’s Lock-Up Agreement; (d) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that except as set forth in the Registration Rights Agreement, Pubco is under no obligation hereunder to register the Consideration Shares under the Securities Act. No Seller has any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Consideration Shares. By reason of such Seller’s business or financial experience, or by reason of the business or financial experience of such Seller’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), each Seller is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment. Each Seller has carefully read and understands all materials provided by or on behalf of Pubco, Purchaser or their respective Representatives to such Seller or such Seller’s Representatives pertaining to an investment in Pubco and has consulted, as such Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for such Seller. Each Seller acknowledges that the Consideration Shares are subject to dilution for events not under the control of such Seller. Each Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Seller and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Pubco, Purchaser or their respective Representatives. Each Seller acknowledges and agrees that, except as set forth in Article IV (including the related portions of the Purchaser Disclosure Schedules) and Article V, no representations or warranties have been made by Pubco, Purchaser or any of their respective Representatives, and that such Seller has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in Pubco or (ii) the profitability or value of the Consideration Shares in any manner whatsoever. Each Seller: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with such Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

7.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller.

Article VIII
COVENANTS

8.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 11.1 or the Closing (the “Interim Period”), subject to Section 8.13, the Company shall give, and shall cause its Representatives to give, Purchaser, Pubco and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as Purchaser, Pubco or their respective Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with Purchaser, Pubco and their respective Representatives in their investigation; provided, however, that Purchaser, Pubco and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

(b) During the Interim Period, subject to Section 8.13, each of Purchaser and Pubco shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or Pubco or their respective Subsidiaries, as the Company or its Representatives may reasonably request regarding Purchaser, Pubco, their respective Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of their respective Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser, Pubco or any of their respective Subsidiaries.

8.2 Conduct of Business of the Company.

(a) Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 8.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 8.2(a) and except as contemplated by the terms of this Agreement or as set forth on Schedule 8.2, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each of its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $300,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $100,000 individually or $300,000 in the aggregate;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes (other than elections made in the ordinary course of business), settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with IFRS;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with IFRS and after consulting with the Company’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvi) make capital expenditures in excess of $250,000 (individually for any project (or set of related projects) or $500,000 in the aggregate);

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan or in the ordinary course of business;

(xix) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xx) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxi) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liability other than in the ordinary course of business consistent with past practice;

(xxiii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiv) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 8.2(a) and 8.2(b), during the Interim Period, without the prior written consent of Purchaser and Pubco, (i) the Company shall not issue any Company Securities, and (ii) no Seller shall sell, transfer or dispose of any Company Securities owned by such Seller, in either case of clauses (i) and (ii), unless the recipient or transferee of such Company Securities (the “New Seller”) executes and delivers to Pubco, Purchaser, Merger Sub, the Company and the Purchaser Representative a joinder agreement in form and substance reasonably acceptable to Purchaser and Pubco to become bound by the terms and conditions of this Agreement as a Seller hereunder, as well as execute and deliver to Pubco, Purchaser, Merger Sub, the Company and the Purchaser Representative any Ancillary Documents which such New Seller would have been required to be a party or bound if such New Seller were a Seller on the date of this Agreement. The Parties shall make any appropriate adjustments to Annex I and each Seller’s Pro Rata Share to account for such New Seller.

8.3 Conduct of Business of Purchaser and Pubco.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 8.3, each of Purchaser and Pubco shall, and shall cause their respective Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to such Party and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 8.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with the Purchaser Charter and IPO Prospectus, the deadline by which it much complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 8.3(a) and except as contemplated by the terms of this Agreement (including as contemplated by any PIPE Investment) or as set forth on Schedule 8.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), each Purchaser and Pubco shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $250,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 8.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Transactions, including any PIPE Investment, and costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 8.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

8.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month and each three-month quarterly period, the Company shall deliver to Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Interim Balance Sheet Date through the end of such calendar month or quarterly period and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with IFRS, subject to year-end audit adjustments and excluding footnotes.

8.5 Purchaser Public Filings. During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Merger to maintain the listing of the Purchaser Public Units, the Purchaser Class A Common Shares and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Pubco Ordinary Shares and the Pubco Public Warrants.

8.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company, the Sellers and their respective Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to Purchaser, Pubco and their respective Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination for Purchaser.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates (or with respect to any Seller, any Target Company) or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each of Pubco and Purchaser, on the one hand, and the Company, on the other hand, shall notify the other as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives (or with respect to the Company, any Seller) of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates (or with respect to any Seller, any Target Company), specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each of Pubco and Purchaser, on the one hand, and the Company, on the other hand, shall keep the other promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

8.7 No Trading. The Company and the Sellers each acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company and the Sellers each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Purchaser (other than to engage in the Securities Exchange in accordance with Article II), communicate such information to any third party, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

8.8 Notification of Certain Matters. During the Interim Period, each of Purchaser and Pubco, on the one hand, and the Company, on the other hand, shall give prompt notice to the other if such Party or its Affiliates (or, with respect to the Company, any Seller): (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates (or, with respect to the Company, any Seller) hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates (or, with respect to the Company, any Seller); (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article X not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates (or, with respect to the Company, any Seller), or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates (or, with respect to the Company, any Seller) with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

8.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 8.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall cooperate in all material respects with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each of Purchaser and Pubco, on the one hand, and the Company, on the other hand, shall give prompt written notice to the other if such Party or its Representatives (or, with respect to the Company, any Seller) receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each of Pubco, the Purchaser and the Company shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, cooperate in all material respects with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

8.10 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all reasonably necessary notices, reports and other filings.

8.11 The Registration Statement.

(a) As promptly as practicable after the date hereof, Purchaser and Pubco shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Securities to be issued under this Agreement to the holders of Purchaser Securities prior to the Effective Time, which Registration Statement will also contain a proxy statement of Purchaser (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser shareholders for the matters to be acted upon at the Special Meeting and providing the Public Stockholders an opportunity in accordance with Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Class A Common Stock (or if after the Effective Time, their Pubco Ordinary Shares) redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser shareholders to vote, at an extraordinary general meeting of Purchaser stockholders to be called and held for such purpose (the “Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Transactions (including, to the extent required, the issuance of any PIPE Shares) by the holders of Purchaser Common Shares in accordance with the Purchaser’s Organizational Documents, the DCGL and the rules and regulations of the SEC and Nasdaq, (ii) the adoption and approval of three equity incentive plans for Pubco in substantially the forms attached as Exhibit E hereto (collectively, the “Pubco Equity Plans”): (A) one of which (the “Assumed Plan”) will cover the Assumed Options and provide that the Assumed Options continue to be subject to the same terms as the Company Equity Plan, as adjusted in accordance with Section 2.1(b) for the revised terms of the Assumed Options, (B) another of which (the “Management Performance Plan”) will provide for up to a total of 1,500,000 Pubco Ordinary Shares (as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like after the Closing) (the “Management Earnout Shares”) to be issued to participating management of Pubco and its Subsidiaries if Pubco attains certain consolidated revenue and stock price targets in the calendar years 2019 and 2020, and (C) the last of which (the “Omnibus Equity Incentive Plan”) will cover any other future equity incentive grants made by Pubco after the Closing Date (other than the Assumed Options or the Management Earnout Shares), and will provide that the total awards under the Omnibus Equity Incentive Plan (excluding, for the avoidance of doubt, Assumed Options and the Management Earnout Shares) will be for a number of Pubco Ordinary Shares equal to ten percent (10%) of the aggregate number of Pubco Ordinary Shares issued and outstanding immediately after the Closing, (iii) the appointment, and designation of classes, of the members of the Post-Closing Pubco Board, in each case in accordance with Section 8.15 hereof, (iv) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) through (iv), collectively, the “Purchaser Shareholder Approval Matters”), and (v) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Shareholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Special Meeting. In connection with the Registration Statement, Purchaser and Pubco will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the Delaware Act and the rules and regulations of the SEC and Nasdaq. Purchaser and Pubco shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser and Pubco with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) Purchaser and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Meeting and the Redemption. Each of Purchaser, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, Purchaser and, after the Closing, the Purchaser Representative and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser and Pubco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.

(c) Purchaser and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser and Pubco shall distribute the Registration Statement to Purchaser’s shareholders and, pursuant thereto, shall call the Special Meeting in accordance with the Delaware Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e) Purchaser and Pubco shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Special Meeting and the Redemption.

8.12 Public Announcements.

(a) The Parties agree that no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser, Pubco, the Company and, after the Closing, the Purchaser Representative, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow Purchaser, Pubco, the Company and, after the Closing, the Purchaser Representative reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) Purchaser, Pubco and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). Pubco and the Purchaser Representative shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Purchaser Representative reviewing, commenting upon and approving such Closing Filing in any event no later than the third (3rd) Business Day after the Closing). In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by Pubco, Purchaser, the Company or the Purchaser Representative, furnish Pubco, Purchaser, the Company and the Purchaser Representative with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby (provided, that any information to be provided by a Seller pursuant to this sentence to a third party that is not a Governmental Authority or otherwise required to be disclosed pursuant to applicable Law shall not be disclosed without the consent of such Seller, not to be unreasonably withheld, delayed or conditioned).

8.13 Confidential Information.

(a) The Company and the Sellers hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and (ii) in the event that the Company, any Seller or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 8.13(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 8.13(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Sellers shall, and shall cause their respective Representatives to, promptly deliver to Purchaser or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, that the Company and the Sellers and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; provided, further that any Purchaser Confidential Information that is not returned or destroyed, including any oral Purchaser Confidential Information, shall remain subject to the confidentiality obligations set forth in this Agreement.

(b) Each of Purchaser and Pubco hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that Purchaser, Pubco or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XI, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 8.13(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 8.13(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, each of Purchaser and Pubco shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at Purchaser’s and/or Pubco’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, that Purchaser and Pubco and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; provided, further that any Company Confidential Information that is not returned or destroyed, including any oral Company Confidential Information, shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, Purchaser, Pubco and their respective Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

8.14 Documents and Information. After the Closing Date, Pubco, Purchaser and the Company shall, and shall cause their respective Subsidiaries (including the Target Companies) to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of Purchaser, Pubco, and the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of Pubco and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by Pubco, Purchaser, the Company or their respective Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

8.15 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of five (5) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) the two (2) persons that are designated by Purchaser prior to the Closing (the “Purchaser Directors”), at least one of whom shall qualify as an independent director under Nasdaq rules and (ii) the three (3) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under Nasdaq rules. Pursuant to the Amended Pubco Charter as in effect as of the Closing, the Post-Closing Pubco Board will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving a one (1) year term, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving a two (2) year term, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving a three (3) year term, such term effective from the Closing. One (1) Company Director and one (1) Purchaser Director shall be Class III Directors, and the other Purchaser Director shall be a Class II Director. In accordance with the Amended Pubco Charter as in effect at the Closing, no director on the Post-Closing Pubco Board may be removed without cause. At or prior to the Closing, Pubco will provide each Purchaser Director with a customary director indemnification agreement, in form and substance reasonable acceptable to such Purchaser Director.

(b) The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

8.16 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Purchaser, Pubco or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Purchaser, Pubco or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and Purchaser, Pubco or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Pubco shall cause the Organizational Documents of Pubco and Purchaser to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of Purchaser, Pubco and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 8.16 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of the Purchaser’s, Pubco’s and Merger Sub’s directors and officers, Purchaser shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, Pubco and Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Pubco and Purchaser shall timely pay all premiums with respect to the D&O Tail Insurance.

8.17 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Pubco from any PIPE Investment shall first be used (i) to pay Purchaser’s and Pubco’s accrued Expenses, (ii) to pay Purchaser’s deferred Expenses (including cash amounts payable to EBC and any legal fees) of the IPO and (iii) to pay any loans owed by Purchaser or Pubco to Sponsor for Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of Purchaser or Pubco or Extension Expenses. Such amounts, as well as any Expenses that are required or permitted to be paid by delivery of Pubco Securities, will be paid at the Closing. Promptly (and in any event within two (2) weeks) after the Closing, any remaining cash at Pubco will be distributed to a Target Company and used for working capital and general corporate purposes.

8.18 PIPE Investment. Without limiting anything to the contrary contained herein, during the Interim Period, Pubco may enter into and consummate subscription agreements with investors relating to a private equity investment in Pubco to purchase shares of Pubco (“PIPE Shares”) in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to the Company, Purchaser and Pubco, acting reasonably (a “PIPE Investment”), and, if Pubco elects to seek a PIPE Investment, Pubco, Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as requested by Purchaser or Pubco).

Article IX
SURVIVAL AND INDEMNIFICATION

9.1 Survival.

(a) The representations and warranties of (i) the Company contained in Sections 6.1 (Organization and Standing), 6.2 (Authorization; Binding Agreement), 6.3 (Capitalization), 6.4 (Subsidiaries), 6.26 (Finders and Brokers), and (ii) the Sellers contained in Sections 7.1 (Organization and Standing), 7.2 (Authorization; Binding Agreement), 7.3 (Ownership) and 7.8 (Finders and Brokers) (such representations and warranties in clauses (i) and (ii), collectively, the “Fundamental Reps”) and Fraud Claims relating to the Company or any Seller shall survive the Closing through and until and including the Holdback Release Date. All other representations and warranties of the Company and the Sellers contained in this Agreement shall not survive the Closing, and from and after the Closing, the Company and the Sellers shall not have any further obligations, nor shall any claim be asserted or action be brought against the Company and the Sellers with respect thereto. The covenants and agreements made by the Company and/or the Sellers in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms). If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 9.1(a), then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Company and the Sellers contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Company or any Seller pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.

(b) The representations and warranties of Purchaser and Pubco contained in this Agreement or in any certificate or instrument delivered by or on behalf of Purchaser or Pubco pursuant to this Agreement shall not survive the Closing, and from and after the Closing, Purchaser, Pubco, the Purchaser Representative, and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against Purchaser, Pubco, the Purchaser Representative or their respective Representatives with respect thereto. The covenants and agreements made by Purchaser, Pubco, Merger Sub and/or the Purchaser Representative in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

9.2 Indemnification. Subject to the terms and conditions of this Article IX, from and after the Closing, the Sellers and their respective successors and assigns (each, with respect to any claim made pursuant to this Section 9.2, an “Indemnitor”), solely utilizing the Holdback Shares and without any requirement for a Seller to come out of pocket with respect thereto, will indemnify, defend and hold harmless Purchaser, Pubco, the Purchaser Representative, their respective Affiliates and each of their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Section 9.2, an “Indemnitee”):

(a) severally (in accordance with this Section 9.2) from and against any and all losses, Actions, Orders, Liabilities, damages, diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses) (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnitee to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any Fundamental Rep made by the Company set forth in this Agreement; (ii) any Fraud Claim relating to the Company; (iii) the breach of any covenant or agreement on the part of the Company or, with respect to covenants or agreements to be performed after the Closing, Pubco or Purchaser, set forth in this Agreement or in any certificate delivered by the Company, Pubco or Purchaser pursuant to this Agreement; or (iv) any Action by Person(s) who were holders of equity securities of a Target Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of a Target Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or

(b) severally (in accordance with this Section 9.2) from and against any and all Losses paid, suffered or incurred by, or imposed upon, any Indemnitee to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): for: (i) the breach of any Fundamental Rep made by a Seller set forth in this Agreement; (ii) any Fraud Claim relating to a Seller; or (iii) the breach of any covenant or agreement on the part of a Seller set forth in this Agreement or in any certificate delivered by a Seller pursuant to this Agreement.

Indemnification obligations of the Sellers for claims under Section 9.2(a) shall be allocated among all of the Sellers based on their respective Pro Rata Shares, and any offsets against issuances of Holdback Shares to satisfy such indemnification obligations shall be allocated among all of the Sellers based on their respective Pro Rata Shares. Indemnification obligations of a Seller for a claim under Section 9.2(b) shall be fully borne by the breaching Seller and shall not be allocated to the other Sellers, and any issuances of Holdback Shares to the Sellers in accordance with this Agreement shall be adjusted to deduct from such distributions the obligations owed on behalf of such breaching Seller.

9.3 Limitations and General Indemnification Provisions.

(a) The maximum aggregate amount of indemnification payments to which the Indemnitors will be obligated to pay in the aggregate under Section 9.2 shall not exceed an amount equal to the value of the Holdback Shares in accordance with this Agreement.

(b) For purposes of determining the amount of Losses with respect to any indemnification claim (but not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification.

(c) No investigation or knowledge by an Indemnitee, Purchaser, Pubco or the Purchaser Representative, or their respective Representatives, of a breach of a representation, warranty, covenant or agreement of Pubco, the Company, the Sellers or any Indemnitor shall affect the representations, warranties, covenants and agreements of the Company or the Sellers or the recourse available to an Indemnitee under any provision of this Agreement, including this Article IX, with respect thereto.

(d) The amount of any Losses suffered or incurred by any Indemnitee shall be reduced by the amount of any insurance proceeds paid to the Indemnitee or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

9.4 Indemnification Procedures.

(a) The Purchaser Representative shall have the sole right to act on behalf of the Indemnitees with respect to any indemnification claims made pursuant to this Article IX, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnitees. Notwithstanding anything to the contrary contained herein, the Parties, including each of the Sellers, hereby agree that the Company shall have the sole right to act on behalf of the Indemnitors with respect to any indemnification claims made pursuant to Section 9.2(a), including defending and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnitors, including enforcing any rights of the Indemnitors under Section 9.4(c) with respect to Third Party Claims or under Section 9.4(d) with respect to claims that are not Third Party Claims (and any references to the rights of the Indemnitor thereunder with respect to such claims shall instead be a right of the Company), and the Indemnitors, by executing and delivering this Agreement, hereby agree that they shall be bound by any decisions, acts or omissions of the Company with respect thereto. The Indemnitors hereby acknowledge and agree that they shall only be entitled to act on their own behalf with respect to indemnification claims made pursuant to Section 9.2(b).

(b) In order to make a claim for indemnification hereunder, the Purchaser Representative on behalf of an Indemnitee must provide written notice (a “Claim Notice”) of such claim to the Indemnitor (or, with respect to a claim under Section 9.2(a), the Company), which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnitee in connection with the claim to the extent known or reasonably estimable (provided, that the Purchaser Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Indemnitor (or, with respect to a claim under Section 9.2(a), the Company).

(c) In the case of any claim for indemnification under this Article IX arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Purchaser Representative must give a Claim Notice with respect to such Third Party Claim to the Indemnitor promptly (but in no event later than thirty (30) days) after the Indemnitee’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnitor of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Indemnitor will have the right to defend and to direct the defense against any such Third Party Claim, in its name and at its expense and with counsel selected by the Indemnitor, unless (i) the Indemnitor fails to acknowledge fully to the Purchaser Representative the obligations of the Indemnitor to the Indemnitee within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Indemnitor and the Purchaser Representative on behalf of the Indemnitee in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim, (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee or (D) the amount of the Third Party Claim exceeds or is reasonably expected to exceed the value of the remaining Holdback Shares (after deducting any amounts for pending but unresolved indemnification claims and resolved but unsatisfied indemnification claims). If the Indemnitor elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Purchaser Representative of its intent to do so, and the Purchaser Representative and the Indemnitee will, at the request and expense of the Indemnitor, cooperate in the defense of such Third Party Claim. If the Indemnitor elects not to, or at any time is not entitled under this Section 9.4 to, compromise or defend such Third Party Claim, fails to notify the Purchaser Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Purchaser Representative on behalf of the Indemnitee may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnitee or the Purchaser Representative without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Indemnitor’s right to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Purchaser Representative on behalf of the Indemnitee (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnitor’s right to compromise or settle in accordance with the immediately preceding sentence, the Indemnitor may not settle or compromise any Third Party Claim over the objection of the Purchaser Representative on behalf of the Indemnitee; provided, however, that consent by the Purchaser Representative on behalf of the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Purchaser Representative on behalf of the Indemnitee will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnitor’s right to direct the defense.

(d) With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnitor will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Indemnitor does not respond within such thirty (30) days, the Indemnitor will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article IX and will have no further right to contest the validity of such Claim Notice. If the Indemnitor responds within such thirty (30) days and rejects such claim in whole or in part, the Purchaser Representative on behalf of the Indemnitee will be free to pursue such remedies as may be available under this Agreement (subject to Section 13.4), any Ancillary Documents or applicable Law.

9.5 Indemnification Payments. Any indemnification obligation of an Indemnitor under this Article IX will be satisfied promptly, but in any event within five (5) Business Days, after the determination of such obligation in accordance with Section 9.4. Any indemnification claims against the Indemnitors shall be satisfied by offsetting the amount of such indemnification obligations against the Holdback Shares. Notwithstanding anything to the contrary contained herein, any indemnification payments will be made to Pubco or its successors, by the offset of such Holdback Shares. With respect to the satisfaction of any indemnification obligation, the value of each Holdback Share or any other Pubco Ordinary Shares for purposes of determining the satisfaction of the indemnification obligation shall be the Pubco Share Price on the date that the indemnification claim is finally determined in accordance with this Article IX. Without limiting any of the foregoing or any other rights of the Indemnitees under this Agreement or any Ancillary Document or at law or equity, in the event that an Indemnitor fails or refuses to promptly indemnify an Indemnitee as provided herein or otherwise fails or refuses to make any payments required under any Ancillary Document, in either case, where it is established that such Indemnitor is obligated to provide such indemnification or to make such payment, the applicable Indemnitee shall, in its sole discretion, be entitled to claim a portion of the Pubco Ordinary Shares then owned by such Indemnitor up to an amount equal in value (based on the then current Pubco Share Price) to the amount owed by such Indemnitor. In the event that such Indemnitor fails to promptly transfer any such Pubco Ordinary Shares pursuant to this Section 9.5, the Purchaser Representative on behalf of Pubco shall be and hereby is authorized as the attorney-in-fact for such Indemnitor to transfer such Pubco Ordinary Shares to the proper recipient thereof as required by this Section 9.5 and may transfer such Pubco Ordinary Shares and cancel the stock certificates for such Pubco Ordinary Shares on the books and records of Pubco and issue new stock certificates to such transferee and may instruct its agents and any exchanges on which Pubco Ordinary Shares are listed or traded to do the same.

9.6 Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims relating to the Company or any Seller or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 13.7), or claims under the terms of the Ancillary Documents, indemnification pursuant to this Article IX shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

Article X
CLOSING CONDITIONS

10.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Company and Purchaser of the following conditions:

(a) Required Shareholder Approval. The Purchaser Shareholder Approval Matters that are submitted to the vote of the shareholders of Purchaser at the Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of Purchaser at the Special Meeting in accordance with Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Shareholder Approval”).

(b) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(c) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(d) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 10.1(d) shall have each been obtained or made.

(e) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(f) No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(g) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any PIPE Investment, the Purchaser shall have net tangible assets of at least $5,000,001.

(h) Appointment to the Board. The members of the Post-Closing Pubco Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 8.15.

(i) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(j) Assumption by Pubco of Existing Company Convertible Securities. Pubco shall have assumed all issued and outstanding Company Options, Company Warrants and other Company Convertible Securities as of the Closing as Assumed Convertible Securities in accordance with the requirements of Section 2.1(b).

10.2 Conditions to Obligations of the Company and the Sellers. In addition to the conditions specified in Section 10.1, the obligations of the Company and the Sellers to consummate the Transactions are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Purchaser and Pubco set forth in this Agreement and in any certificate delivered by Purchaser or Pubco pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Purchaser or Pubco.

(b) Agreements and Covenants. Purchaser, Pubco and Merger Sub shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Purchaser or Pubco since the date of this Agreement which is continuing and uncured.

(d) Pubco Charter Amendment. Prior to the Closing, the shareholders of Pubco shall have amended and restated the memorandum and articles of association of Pubco in substantially the form attached as Exhibit F hereto (the “Amended Pubco Charter”).

(e) Closing Deliveries.

(i) Officer Certificates. Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 10.2(a), 10.2(b) and 10.2(c) with respect to Purchaser. Pubco shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Pubco in such capacity, certifying as to the satisfaction of the conditions specified in Sections 10.2(a), 10.2(b) and 10.2(c) with respect to Pubco and Merger Sub, as applicable.

(ii) Secretary Certificates. Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Shareholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Purchaser is or is required to be a party or otherwise bound. Pubco shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Pubco’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of Pubco’s board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Pubco is or is required to be a party or otherwise bound.

(iii) Good Standing. Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for each of Purchaser and Pubco certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Authority of Purchaser’s and Pubco’s jurisdiction of organization and from each other jurisdiction in which Purchaser or Pubco is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Amended Founders Registration Rights Agreement. The Company shall have received a copy of the Amended and Restated Registration Rights Agreement, in substantially the form attached as Exhibit G hereto, duly executed by Purchaser, Pubco, the Sponsor and EBC.

(v) Stock Escrow Agreement Amendment. The Company shall have received a copy of the Amendment to Stock Escrow Agreement, in substantially the form attached as Exhibit H hereto, duly executed by Purchaser, Pubco, the Sponsor and Continental Transfer & Trust Company.

10.3 Conditions to Obligations of Purchaser. In addition to the conditions specified in Section 10.1, the obligations of Purchaser, Pubco and Merger Sub to consummate the Transactions are subject to the satisfaction or written waiver (by Purchaser and Pubco) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company and the Sellers set forth in this Agreement and in any certificate delivered by the Company or any Seller pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, any Target Company or any Seller.

(b) Agreements and Covenants. The Company and each Seller shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to any Target Company since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificate. Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 10.3(a), 10.3(b) and 10.3(c).

(ii) Seller Certificate. Purchaser shall have received a certificate from each Seller, dated as the Closing Date, signed by such Seller, certifying as to the satisfaction of the conditions specified in Sections 10.3(a) and 10.3(b) with respect to such Seller.

(iii) Secretary Certificate. The Company shall have delivered to Purchaser and Pubco a certificate from its secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date, (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Merger, the Securities Exchange and the other transactions contemplated hereby and thereby, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(iv) Good Standing. The Company shall have delivered to Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(v) Certified Company Charter. The Company shall have delivered to Purchaser a copy of the Company Charter, as in effect as of the Closing, certified by the appropriate Governmental Authority of Singapore as of a date no more than ten (10) Business Days prior to the Closing Date.

(vi) Employment Agreements. Purchaser and Pubco shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and Purchaser, between each of the persons set forth Schedule 10.3(d)(vi) hereto and the applicable Target Company or Pubco, as noted in Schedule 10.3(d)(vi), each such employment agreement duly executed by the parties thereto.

(vii) Share Certificates and Transfer Instruments. Pubco shall have received from each Seller Company Certificates and other instruments or documents representing the Purchased Shares (or Lost Certificate Affidavits), if applicable, together with executed instruments of transfer in respect of the Purchased Shares in favor of Pubco (or its nominee) and in form reasonably acceptable for transfer on the books of the Company.

(viii) Resignations. Purchaser shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by Purchaser prior to the Closing.

(e) Certain Ancillary Documents.

(i) Lock-Up Agreements. Each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Purchaser shall have received a Lock-Up Agreement for each Seller that is not otherwise a party to a Lock-Up Agreement, duly executed by such Seller.

(ii) Registration Rights Agreement. The Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Purchaser shall have received a duly executed joinder agreement to the Registration Rights Agreement from any Seller that is not otherwise already a party thereto.

(iii) Non-Competition Agreements. Each Non-Competition Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Purchaser shall have received a Non-Competition Agreement for each Significant Insider that is not otherwise a party to a Non-Competition Agreement, duly executed by such Significant Insider.

(iv) Company Warrant Acknowledgement. Each Company Warrant Acknowledgement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Purchaser shall have received a Company Warrant Acknowledgement for each holder of a Company Warrant that is not otherwise a party to a Company Warrant Acknowledgement, duly executed by such holder.

(v) Company Option Acknowledgement. Each Company Option Acknowledgement shall be in full force and effect in accordance with the terms thereof as of the Closing.1

10.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Seller) to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article XI
TERMINATION AND EXPENSES

11.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Purchaser, Pubco and the Company;

(b) by written notice by Purchaser or the Company to the other if any of the conditions to the Closing set forth in Article X have not been satisfied or waived by December 19, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, the Sellers) of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either Purchaser or the Company to the other if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Company, the Sellers) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

1 Note to Draft: Subject to confirmation of 75% requirement under the Company Plan.

(d) by written notice by the Company to Purchaser and Pubco, if (i) there has been a material breach by Purchaser, Pubco or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Purchaser or Pubco shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 10.2(a) or Section 10.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 11.1(d) if at such time the Company or any Seller is in material uncured breach of this Agreement;

(e) by written notice by Purchaser or Pubco to the Company, if (i) there has been a breach by the Company or any Seller of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 10.3(a) or Section 10.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by Purchaser or Pubco or (B) the Outside Date; provided, that Purchaser and Pubco shall not have the right to terminate this Agreement pursuant to this Section 11.1(e) if at such time Purchaser, Pubco or Merger Sub is in material uncured breach of this Agreement;

(f) by written notice by Purchaser or Pubco to the Company, if there shall have been a Material Adverse Effect on any Target Company following the date of this Agreement which is uncured and continuing;

(g) by written notice by either Purchaser or the Company to the other if the Special Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser’s stockholders have duly voted, and the Required Shareholder Approval was not obtained; or

(h) by written notice executed by Sellers holding in the aggregate a Pro Rata Share of at least 50.1% provided to both Purchaser and the Company if the Closing shall not have occurred on or prior to June 30, 2019; provided, that such Sellers shall not be entitled to terminate under this Section 11.1(h) if the breach of violation by any such terminating Sellers of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before June 30, 2019.

11.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 11.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 11.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 8.12, 8.13, 11.3, 12.1, Article XIII and this Section 11.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 12.1). Without limiting the foregoing, and except as provided in Sections 11.3 and this Section 11.2 (but subject to Section 12.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 13.7), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 11.1.

11.3 Fees and Expenses. Subject to Sections 12.1 and 13.14, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination, as well as any costs and expenses incurred in connection with any PIPE Investment or any Extension.

Article XII
WAIVERS AND RELEASES

12.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and each Seller hereby acknowledges that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (including any successors after the Merger, the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Purchaser Class A Common Stock (or Pubco Ordinary Shares upon the Merger) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twelve (12) months (or up to twenty (21) months if extended pursuant to the terms of the Purchaser Charter) after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any franchise or income taxes or for any liquidation expenses, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Seller hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company, any Seller nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser, Pubco or any of their respective Representatives, on the one hand, and the Company, any Seller or their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company and each Seller on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company, any Seller or any of their respective Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser, Pubco or their respective Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser, Pubco or their respective Affiliates). The Company and each Seller each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser, Pubco and their respective Affiliates to induce Purchaser, Pubco and Merger Sub to enter in this Agreement, and the Company and each Seller further intends and understands such waiver to be valid, binding and enforceable against the Company, each Seller and each of their respective Affiliates under applicable Law. To the extent the Company, any Seller or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Purchaser, Pubco or their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser, Pubco or their respective Representatives, the Company and each Seller hereby acknowledges and agrees that their and their Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit any the Company, any Seller or any of their respective Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company, any Seller or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser, Pubco or their respective Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Purchaser, Pubco and their respective Representatives, as applicable, shall be entitled to recover from the Company, the Sellers and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser, Pubco or their respective Representatives, as applicable, prevails in such Action. This Section 12.1 shall survive termination of this Agreement for any reason.

12.2 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, each Seller, on behalf of itself and its Affiliates that owns any share or other equity interest in or of such Seller (the “Releasing Persons”), hereby releases and discharges the Target Companies from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Target Companies arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from a Target Company, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Target Companies or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document or any of the other matters set forth on Schedule 12.2.

Article XIII
MISCELLANEOUS

13.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser, Pubco or Merger Sub at or prior to the Closing, to:

Draper Oakwood Technology Acquisition, Inc.
c/o Draper Oakwood Investments, LLC
55 East 3rd Ave.
San Mateo, CA 94401, USA
Attn: Aamer Sarfraz
Telephone No.: +44-777-049-0449
Email: aamer@draperoakwood.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn:    Stuart Neuhauser, Esq.
             Douglas Ellenoff, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:   sneuhauser@egsllp.com
              ellenoff@egsllp.com

If to the Purchaser Representative, to: Draper Oakwood Investments, LLC 55 East 3rd Ave. San Mateo, CA 94401, USA Attn: Aamer Sarfraz Telephone No.: +44-777-049-0449 Email: aamer@draperoakwood.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn:    Stuart Neuhauser, Esq.
             Douglas Ellenoff, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:   sneuhauser@egsllp.com
              ellenoff@egsllp.com

If to the Company prior to the Closing, to:

Reebonz Limited
5 Tampines North Drive 5
Singapore 528548
Attn: Samuel Lim Kok Eng
Facsimile No.: 011 65 6499 9443
Telephone No.: 011 65 6511 8475
Email:   samuel.lim@reebonz.com

with a copy (which will not constitute notice) to:

Dentons Rodyk & Davidson LLP
80 Raffles Place, #33-00 UOB Plaza 1
Singapore 048624
Attn: S. Sivanesan
Facsimile No.: 011 65 6532 1838
Telephone No.: 011 65 6885 3685
Email:   sivanesan.s@dentons.com

If to any Seller, to: the address of such Seller set forth under such Seller’s name on the signature pages hereto with a copy (which will not constitute notice) to:

Dentons Rodyk & Davidson LLP
80 Raffles Place, #33-00 UOB Plaza 1
Singapore 048624
Attn: S. Sivanesan
Facsimile No.: 011 65 6532 1838
Telephone No.: 011 65 6885 3685
Email:   sivanesan.s@dentons.com

If to Pubco, Purchaser or the Company after the Closing, to:

Reebonz Holding Limited
5 Tampines North Drive 5
Singapore 528548
Attn: Samuel Lim Kok Eng
Facsimile No.: 011 65 6499 9443
Telephone No.: 011 65 6511 8475
Email:   samuel.lim@reebonz.com

with a copy (which will not constitute notice) to:

Dentons Rodyk & Davidson LLP
80 Raffles Place, #33-00 UOB Plaza 1
Singapore 048624
Attn: S. Sivanesan
Facsimile No.: 011 65 6532 1838
Telephone No.: 011 65 6885 3685
Email:   sivanesan.s@dentons.com

and

the Purchaser Representative (and its copies for notices hereunder)

13.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser, Pubco, the Company and the Purchaser Representative, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

13.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 8.16, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

13.4 Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 13.4) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 13.4. A Party must, in the first instance, provide written notice of any Disputes to the other Parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The Parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other Parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each Party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the Parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each Party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any Party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or Parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

13.5 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 13.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 13.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 13.1. Nothing in this Section 13.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

13.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.6.

13.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each of Purchaser, Pubco, Merger Sub, the Company and the Purchaser Representative shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

13.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

13.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser, Pubco, the Company and the Purchaser Representative; provided that (i) any amendment that imposes additional material liabilities or obligations on the Sellers requires the prior written consent of Sellers holding in the aggregate a Pro Rata Share of at least 50.1%, and (ii) no amendment shall affect a Seller in a manner materially and adversely disproportionate to the other Sellers without the prior written consent of such Seller.

13.10 Waiver. Each of Purchaser, Pubco, the Company and, after the Closing, the Purchaser Representative, on behalf of itself and its Affiliates (and the Company on behalf of the Sellers), may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other Party here that is not such Party’s Affiliate (or, with respect to the Company, not a Seller), (ii) waive any inaccuracy in the representations and warranties by any other Party here that is not such Party’s Affiliate (or, with respect to the Company, not a Seller) contained herein or in any document delivered pursuant hereto and (iii) waive compliance by any other Party here that is not such Party’s Affiliate (or, with respect to the Company, not a Seller) with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative in lieu of such Party to the extent provided in this Agreement, and provided that the Company may execute such instrument on behalf of the Sellers). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

13.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

13.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Except as otherwise stated in this Agreement, any U.S. dollar thresholds or currency amounts expressed in U.S. dollars in this Agreement for activities that are operated in Singapore dollars and not otherwise converted into U.S. dollars will be treated for purposes of this Agreement as if converted into U.S. dollars based on the exchange rate using the Fed Noon Buying Rate for Singapore dollars on August 24, 2018, which was 1.3651. Any reference in this Agreement to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Purchaser or Pubco or their respective Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Purchaser and Pubco and their respective Representatives and Purchaser, Pubco and their respective Representatives have been given access to the electronic folders containing such information.

13.13 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

13.14 Purchaser Representative.

(a) Each of Purchaser and Pubco, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints Draper Oakwood Investments, LLC in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) bringing, managing, controlling, defending and settling on behalf of an Indemnitee any indemnification claims by any of them under Article IX, and satisfaction of such claims in accordance with Section 2.3 and Article IX; (ii) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party; (iii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Documents to which the Purchaser Representative is a party; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (v) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any post-Closing consideration adjustment or indemnification claim; and (vi) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Ancillary Documents to which the Purchaser Representative is a party, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Pubco Securities from and after the Closing (other than the Sellers and their respective successors and assigns and the holders of Assumed Convertible Securities). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and Pubco, Purchaser, the Company, any Seller or other Indemnitor relating to the defense or settlement of any indemnification claims for which an Indemnitor may be required to indemnify an Indemnitee pursuant to Article IX, shall be binding upon Pubco, Purchaser and their respective Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 13.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b) The Purchaser Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Pubco shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under this Agreement or any Ancillary Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, including bringing and enforcing any indemnification or other claims against any Seller or other Indemnitor in any applicable jurisdiction worldwide, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the sole cost and expense of Pubco, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses (including court costs and filing fees), in each case, as the Purchaser Representative may deem necessary or appropriate from time to time, and to the extent not directly paid by Pubco, Pubco shall promptly upon request by the Purchaser Representative advance any such costs and expenses to the Purchaser Representative in connection therewith. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 13.14 shall survive the Closing and continue indefinitely.

(c) The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to Pubco, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

13.15 Legal Representation. The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented Purchaser, Pubco, Merger Sub and the Purchaser Representative in connection with this Agreement, and has also represented Purchaser and its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent the Purchaser Representative, the Sponsor or their respective Affiliates in connection with matters in which such Persons are adverse to Pubco or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Sellers, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Purchaser Representative, the Sponsor or their respective Affiliates in which the interests of such Person are adverse to the interests of Pubco, Purchaser, the Company and/or the Sellers or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of Purchaser, Pubco, Merger Sub, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Purchaser Representative shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Purchaser Representative, shall be controlled by the Purchaser Representative and shall not pass to or be claimed by Pubco or Purchaser; provided, further, that nothing contained herein shall be deemed to be a waiver by Pubco, Purchaser or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

Article XIV
DEFINITIONS

14.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with IFRS as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Financial Statements.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of Purchaser and Pubco prior to the Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Non-Competition Agreements, the Lock-Up Agreements and the Registration Rights Agreement, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Cash” means, as of the applicable time of determination, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.

“Company Charter” means the Certificate of Incorporation of the Company, as amended and in effect under the Singapore Act.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or the Sellers or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company, the Sellers or their respective Representatives to Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, the Company Options, Company Warrants and any other options, warrants or rights to subscribe for or purchase any capital shares of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital shares of the Company.

“Company Equity Plan” means the Reebonz 2010 Employee Share Option Scheme.

“Company Option” means an option to purchase Company Ordinary Shares that was granted pursuant to the Company Equity Plan.

“Company Ordinary Shares” means the ordinary shares, no par value, of the Company.

“Company Preferred Shares” means the preference shares, no par value, of the Company, including the Company Series A Preferred Shares, the Company Series B Preferred Shares, the Company Series C Preferred Shares and the Company Series D Preferred Shares.

“Company Securities” means, collectively, the Company Shares, the Company Options, the Company Warrants and other Company Convertible Securities.

“Company Series A Preferred Shares” means the Series A convertible preference shares of the Company.

“Company Series B Preferred Shares” means the Series B convertible preference shares of the Company.

“Company Series C Preferred Shares” means the Series C contingently redeemable convertible preference shares of the Company.

“Company Series D Preferred Shares” means the Series D contingently redeemable convertible preference shares of the Company.

“Company Shares” means, collectively, the Company Ordinary Shares and the Company Preferred Shares.

“Company Warrants” means those warrants entitling the holders thereof to purchase Company Shares.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Consolidated Revenue” means with respect to any designated period of time, the amount of consolidated revenue of Pubco and its Subsidiaries, on a consolidated basis, for such period, as determined in accordance with IFRS, consistently applied.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Conversion Ratio” means an amount equal to (i) the Per Share Price, divided by (ii) the Redemption Price.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Delaware Act” means the Delaware General Corporation Law, as amended.

“EBC” means EarlyBirdCapital, Inc., the lead underwriter in the IPO.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” means Two Hundred and Fifty-Two Million U.S. Dollars ($252,000,000), minus (or plus if negative) (ii) the Net Debt as of the Reference Time.

“Fed Noon Buying Rate” for any applicable date means the noon buying rate in the City of New York for cable transfers in the applicable currency as published by the Federal Reserve Bank of New York for such date.

“Foreign Plan” means any plan, fund (including any superannuation fund) or other similar program or arrangement established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“IFRS” means international financial reporting standards, as adopted by the International Accounting Standards Board.

“In-the-Money Company Convertible Securities” means a Company Option, Company Warrant or other Company Convertible Security with an exercise or conversion price less than the Per Share Price.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP or IFRS (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Purchaser, dated September 14, 2017, and filed with the SEC on September 15, 2017 (File No. 333-220180).

“Key Managers” means the Company’s C-level employees and their direct reports.

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of any Target Company, after reasonable inquiry, or (ii) any other Party, (A) if any entity, the actual knowledge of its directors and executive officers, after reasonable inquiry or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, IFRS or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in IFRS, GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), mass cyber attack or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to Purchaser or Pubco, the consummation and effects of the Redemption; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser and Pubco, the amount of the Redemption or the failure to obtain the Required Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser or Pubco.

“Merger Sub Common Stock” means the shares of common stock, par value $0.0001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Net Debt” means, as of the Reference Time, (i) the aggregate Indebtedness of the Target Companies, less (ii) the Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Per Share Price” means an amount equal to (a) the sum of (i) the Exchange Consideration, plus (ii) the aggregate amount of the exercise prices for all Company Shares under In-the-Money Company Convertible Securities (and assuming no cashless exercise), divided by (b) the total number of issued and outstanding Company Ordinary Shares as of immediately prior to the Closing, treating for such purposes (i) Company Preferred Shares on an as-converted to Company Ordinary Share basis (as if the Company had liquidated at such time), and (ii) all outstanding Company Convertible Securities as fully vested and as if the Company Convertible Security had been exercised or converted at such time (but excluding any Company Convertible Securities that are not In-the-Money Company Convertible Securities).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pro Rata Share” means, with respect to each Seller, a fraction express as a percentage equal to (i) the number of Exchange Shares that such Seller is entitled to receive in accordance with Section 2.2, divided by (ii) the total number of Exchange Shares, in each case, prior to the reduction for and holdback of the Holdback Shares.

“Pubco Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Pubco, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Pubco Preferred Shares” means the preference shares, par value $0.0001 par value per share, of Pubco.

“Pubco Private Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

“Pubco Public Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

“Pubco Securities” means the Pubco Ordinary Shares, the Pubco Preferred Shares and the Pubco Warrants, collectively.

“Pubco Share Price” means an amount equal to the VWAP of the Pubco Ordinary Shares over the twenty (20) Trading Days ending at the close of business on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded immediately prior to the date of determination (provided, that if the date of determination within twenty (20) Trading Days after the Closing Date, the applicable period of Trading Days for the VWAP shall be the Trading Day starting immediately after the Closing Date and ending on the Trading Day immediately prior to the date of determination), as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like after the Closing, such price not to be less than $0.0001 per share.

“Pubco Warrants” means Pubco Private Warrants and Pubco Public Warrants, collectively.

“Purchaser Charter” means the certificate of incorporation of Purchaser, as amended and in effect under the Delaware Act; provided, that references herein to the Purchaser Charter for periods after the Merger includes the certificate of incorporation of the Surviving Corporation.

“Purchaser Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of Purchaser.

“Purchaser Class F Common Stock” means the shares of Class F Common Stock, par value $0.0001 per share, of Purchaser.

“Purchaser Common Shares” means shares of Purchaser Class A Common Stock and Purchaser Class F Common Stock, collectively; provided, that references herein to Purchaser Common Shares for periods after the Merger includes the shares of common stock of the Surviving Corporation.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser, Pubco or any of their respective Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, any Seller or their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Purchaser, Pubco or their respective Representatives to the Company, any Seller or their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Preferred Shares” means shares of preferred stock, par value $0.0001 par value per share of Purchaser.

“Purchaser Private Right” means one right that was included as part of each Purchaser Private Unit entitling the holder thereof to receive one-tenth (1/10th) of a share of Purchaser Class A Common Stock upon the consummation by Purchaser of its Business Combination.

“Purchaser Private Unit” means the units issued in private placements to EBC and the Sponsor at the time of the consummation of the IPO consisting of one (1) share of Purchaser Class A Common Stock, one (1) Purchaser Private Right, and one-half (1/2) of a Purchaser Private Warrant.

“Purchaser Private Warrant” means one whole warrant that was included in as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Right” means one right that was included as part of each Purchaser Public Unit entitling the holder thereof to receive one-tenth (1/10th) of a share of Purchaser Class A Common Stock upon the consummation by Purchaser of its Business Combination.

“Purchaser Public Unit” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of Purchaser Class A Common Stock, one (1) Purchaser Public Right, and one-half (1/2) of a Purchaser Public Warrant.

“Purchaser Public Warrants” means one whole warrant that was included in as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Rights” means Purchaser Private Rights and Purchaser Public Rights, collectively.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Shares, the Purchaser Preferred Shares, the Purchaser Rights, the Purchaser Warrants and the Purchaser UPO, collectively.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser UPO” means the option issued to EBC and/or its designee to purchase up to 500,000 Purchaser Public Units at a price of $10.00 per unit, provided the exercise price per unit may be adjusted as stated in the option.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Redemption Price” means an amount equal to price at which each share of Purchaser Class A Common Stock (or after the Merger, Pubco Ordinary Share) is redeemed or converted pursuant to the Redemption (as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like after the Closing).

“Reference Time” means the close of business of the Company as of June 30, 2018; provided, that in the event that prior to the Closing, the Company has Company prepared and auditor reviewed financial statements of the Target Companies for September 30, 2018 (or any subsequent fiscal quarter), the Reference Time shall mean September 30, 2018 (or, if applicable, the date of any subsequent fiscal quarter).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Right Agreement” means the Right Agreement, dated as of September 14, 2017, by and between Purchaser and Continental Stock Transfer & Trust Company, as rights agent thereunder, as amended.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Insider” means a Seller that (i) is or was an executive officer or director of the Company or its Subsidiaries as of the Closing or during the one year period prior thereto and (ii) has a Pro Rata Share of at least one-quarter percent (0.25%).

“Singapore Act” means the Singapore Companies Act (Cap. 50), as amended.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means Draper Oakwood Investments, LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tampines Property” means the premises located at 5 Tampines North Drive 5, Reebonz Building, Singapore 528548, including improvements thereon and easements appurtenant thereto.

“Target Companies” or “Target Group” means the Company and its direct and indirect Subsidiaries, collectively.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which Pubco Ordinary Shares are actually traded on the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of September 14, 2017, as it may be amended, by and between Purchaser and the Trustee, as it may be amended to add Pubco to accommodate the Merger, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as reasonably determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

14.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section

2019 Earnout Shares	2.8	(a)
2019 Lookback Earnout	2.8	(a)
2019 Revenue Target	2.8	(a)
2019 Share Price Target	2.8	(a)
2020 Earnout Shares	2.8	(a)
2020 Lookback Earnout	2.8	(a)
2020 Revenue Target	2.8	(a)
2020 Share Price Target	2.8	(a)
AAA Procedures	13.4
Accounts Receivable	6.7	(f)
Acquisition	Recitals
Acquisition Proposal	8.6	(a)
Agreement	Preamble
Alternative Transaction	8.6	(a)
Amended Pubco Charter	10.2	(d)
Antitrust Laws	8.9	(b)
Assumed Convertible Security	2.1	(b)
Assumed Options	2.1	(b)
Assumed Plan	8.11	(a)
Business Combination	12.1
Certificate of Merger	1.2
Claim Notice	9.4	(b)
Closing	3.1
Closing Date	3.1
Closing Filing	8.12	(b)
Closing Press Release	8.12	(b)
Company	Preamble
Company Benefit Plan	6.19	(a)
Company Certificates	2.4	(b)
Company Directors	8.15	(a)
Company Disclosure Schedules	Article VI
Company Financials	6.7	(a)
Company IP	6.13	(d)
Company IP Licenses	6.13	(a)
Company Material Contract	6.12	(a)
Company Option Acknowledgement	Recitals
Company Permits	6.10
Company Personal Property Leases	6.16
Company Real Property Leases	6.15	(a)
Company Registered IP	6.13	(a)
Company Shareholders Agreement	2.6
Company Warrant Acknowledgement	Recitals
Consideration Shares	5.6
D&O Indemnified Person	8.16	(a)
D&O Tail Insurance	8.16	(b)
Disinterested Independent Directors	2.8	(b)
Dispute	13.4
Earnout Period	2.8	(a)
Earnout Revenue Target	2.8	(a)
Earnout Share Price Target	2.8	(a)
Earnout Shares	2.8	(a)
Earnout Statement	2.8	(b)
Earnout Year	2.8	(a)

Term	Section
Effective Time	1.2
EGS	3.1
Enforceability Exceptions	4.2
Environmental Permit	6.20	(a)
Exchange Shares	2.2	(a)
Expenses	11.3
Extension	8.3	(a)
Extension Expenses	8.3	(b)(iv)
Federal Securities Laws	8.7
Fundamental Reps	9.1	(a)
Holdback Release Date	2.3	(b)
Holdback Shares	2.3	(a)
Indemnitee	9.2
Indemnitor	9.2
Interim Balance Sheet Date	6.7	(a)
Interim Period	8.1	(a)
Lock-Up Agreement	Recitals
Lookback Earnouts	2.8	(a)
Loss	9.2
Lost Certificate Affidavit	2.4	(b)
Management Earnout Shares	8.11	(a)
Management Performance Plan	8.11	(a)
Merger Sub	Preamble
Merger	Recitals
New Seller	8.2	(c)
Non-Competition Agreement	Recitals
OFAC	4.17	(c)
Off-the-Shelf Software	6.13	(a)
Omnibus Equity Incentive Plan	8.11	(a)
Option Recapture Date	2.7
Outside Date	11.1	(b)
Party(ies)	Preamble
Pending Claims	2.3	(b)
PIPE Investment	8.18
PIPE Shares	8.18
Post-Closing Pubco Board	8.15	(a)
Proxy Statement	8.11	(a)
Pubco	Preamble
Pubco Equity Plans	8.11	(a)
Public Certifications	4.6	(a)
Public Stockholders	12.1
Purchased Shares	2.1	(a)
Purchaser	Preamble
Purchaser Directors	8.15	(a)
Purchaser Disclosure Schedules	Article IV
Purchaser Financials	4.6	(b)
Purchaser Material Contract	4.13	(a)
Purchaser Representative	Preamble
Purchaser Shareholder Approval Matters	8.11	(a)
Redemption	8.11	(a)
Registration Rights Agreement	Recitals
Registration Statement	8.11	(a)
Related Person	6.21
Released Claims	12.1
Releasing Persons	12.2
Required Shareholder Approval	10.1	(a)
Resolution Period	13.4
SEC Reports	4.6	(a)
Securities Exchange	Recitals
Sellers	Preamble
Signing Filing	8.12	(b)
Signing Press Release	8.12	(b)
Special Meeting	8.11	(a)
Specified Courts	13.5
Surviving Corporation	1.1
Third Party Claim	9.4	(c)
Top Supplier	6.23
Transactions	Recitals
Unused Assumed Options	2.7

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser:

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Chief Executive Officer

Pubco:

DOTA HOLDINGS LIMITED

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Director

Merger Sub:

DOTA MERGER SUBSIDIARY INC.

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Secretary

The Purchaser Representative:

DRAPER OAKWOOD INVESTMENTS, LLC, solely in its capacity as the Purchaser Representative hereunder

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Managing Member

The Company:

REEBONZ LIMITED

By:	/s/ Samuel Lim Kok Eng
Name: Samuel Lim Kok Eng
Title: Chief Executive Officer

{Signature Page to Business Combination Agreement}

The Sellers:

GGV III ENTREPRENEURS FUND L.P.

By:	/s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

GRANITE GLOBAL VENTURES III L.P.

By:	/s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

SINGAPORE INNOVATE PTE. LTD.

By:	/s/ Pang Heng Soon
Name: Pang Heng Soon
Title: Head, Venture Building

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

INTEL CAPITAL CORPORATION

By:	/s/ David Getzinger
Name: David Getzinger
Title: Authorized Signatory

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

MATRIX PARTNERS CHINA I HONG KONG LIMITED

By:	/s/ Yibo Shao
Name: Yibo Shao
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

MEDIACORP PTE. LTD.

By:	/s/ Tham Loke Kheng
Name: Tham Loke Kheng
Title: CEO

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

PARADISE TANAGER LIMITED

By:	/s/ Teoh Sin Rui
Name: Teoh Sin Rui
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

/s/ Samuel Lim Kok Eng
Samuel Lim Kok Eng

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

SIRIUS ANGEL FUND PTE. LTD.

By:	/s/ Eugene Wong
Name: Eugene Wong
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

SIRIUS SME GROWTH PARTNERS I LIMITED

By:	/s/ Glenn Chao
Name: Glenn Chao
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

VERTEX ASIA GROWTH LTD.

By:	/s/ Chua Kee Lock
Name: Chua Kee Lock
Title: Corporate Representative

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

VERTEX ASIA INVESTMENTS PTE. LTD.

By:	/s/ Chua Kee Lock
Name: Chua Kee Lock
Title: Corporate Representative

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

VIOLET KITE LIMITED

By:	/s/ Teoh Sin Rui
Name: Teoh Sin Rui
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

YUAN CAPITAL PTE. LTD.

By:	/s/ Goh Tiow Guan
Name: Goh-Tiow Guan
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

YUAN RESOURCES PTE. LTD.

By:	/s/ Goh Tiow Guan
Name: Goh Tiow Guan
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

LION-OCBC CAPITAL ASIA I HOLDING PTE. LTD.

By:	/s/ Daniel Kwan Chieu Bock
Name: Daniel Kwan Chieu Bock
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

OVERSEA-CHINESE BANKING CORPORATION LIMITED

By:	/s/ Daniel Kwan Chieu Bock
Name: Daniel Kwan Chieu Bock
Title: Head, Mezzanine Capital Unit, OCBC Bank

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

/s/ Ji Weidong (Richard)
Ji Weidong (Richard)

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}

The Sellers (cont.):

VENTURECRAFT TWO PTE LTD.

By:	/s/ Ong Jeong Shing
Name: Ong Jeong Shing
Title: Director

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

/s/ Liu Qin (Richard)
Liu Qin (Richard)

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Business Combination Agreement}